Exhibit 10.47

LEGACY AT MARTIN’S POINT, LOMBARD, ILLINOIS

PROPERTY MANAGEMENT AGREEMENT

BETWEEN

RMK MANAGEMENT CORPORATION

AND

KBS LEGACY PARTNERS LOMBARD LLC

9.06.	Property Manager Not to Pledge Owner’s Credit	22
9.07	Representations and Warranties	22
ARTICLE 10. TERMINATION		23
10.01.	Termination by Owner Without Cause	23
10.02.	Termination by Owner for Cause	23
10.03.	Termination by Property Manager	24
10.04.	Orderly Transition	24
10.05.	Rights Which Survive Termination or Expiration	24
ARTICLE 11. MISCELLANEOUS		24
11.01.	Governing Law	24
11.02.	Table of Contents and Headings	24
11.03.	Entire Agreement	25
11.04.	Successors and Assigns	25
11.05.	Waiver	25
11.07.	Time	25
11.08.	Attorneys’ Fees	25
11.09.	Further Acts	26
11.10.	No Advertising	26
11.11	Signs	26
11.12.	Owner Exculpatory Clause; Waivers of Jury Trial and Punitive Damages	26
11.14.	Notices	26
11.15.	Counterparts	27

EXHIBITS:

A -	LEGAL DESCRIPTION

B -	RENTAL GUIDELINES

C -	STANDARD RESIDENTIAL LEASE FORM

PROPERTY MANAGEMENT AGREEMENT

 This PROPERTY MANAGEMENT AGREEMENT (this “Agreement”) is made as of May 31, 2012 (the “Effective Date”) between RMK Management Corporation, an Illinois corporation (“Property Manager”), and KBS LEGACY PARTNERS LOMBARD LLC, a Delaware limited liability company (“Owner”).

RECITALS

 A.        Owner is the record or beneficial owner of the Property (as defined below) and Property Manager is experienced in the management, operation, leasing, service, repair and supervision of residential apartment projects similar to the Property.

 B.        The parties desire to enter into this Agreement and set forth the terms and conditions under which Property Manager will manage the Property.

 NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, Owner and Property Manager agree as follows:

AGREEMENT

ARTICLE 1.  DEFINITIONS.

1.01.    Definitions.  As used in this Agreement, the following terms shall have the respective meanings set forth below:

 “Affiliate” shall mean, when used with respect to any person (a) if such person is a corporation, any officer or director thereof and any person which is directly, or indirectly, the beneficial owner of more than 10% of any class of equity security (as defined in the Securities Exchange Act of 1934) thereof, or if any such beneficial owner is a partnership, any partner thereof, or if any such beneficial owner is a corporation, any person controlling, controlled by or under common control with such beneficial owner or of any officer or director of such beneficial owner or of any corporation occupying any such control relationship, (b) if such person is a partnership, any partner thereof, and (c) any other person which directly or indirectly controls or is controlled by or is under common control with such person. For the purpose of this definition, “control” (including the correlative meanings of the term “controlling,” “controlled by” and “under common control with”), with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise. The term “Affiliate” shall also mean, when used with respect to any individual, the parents and grandparents of such individual, the parents and grandparents of any other individual who is an Affiliate of such individual by virtue of any one or more of the foregoing clauses (a), (b) and (c) of this definition, any descendant (whether natural or adopted) of any such parents or grandparents and any spouse of any such descendant.

  “Annual Business Plan” shall have the meaning described in Section 2.02(q).

  “Approved Capital Budget” and “Approved Operating Budget” shall have the meanings described in Section 2.02(b).

  “Fiscal Year” shall mean the twelve (12) months commencing January 1 and ending December 31.

  “Gross Monthly Collections” shall mean the total gross monthly collections received from the Property, including, without limitation, tenant rental income, pet rents and other charges and miscellaneous income items of Owner as applicable. Any payments by tenants on account of any taxes imposed on rentals collected by Property Manager shall be excluded from Gross Monthly Collections. Any advance rental payments shall be included in Gross Monthly Collections when received. Security and other deposits shall not be included therein unless the same are no longer used for security purposes and are applied to income. Without limitation, any payment of money by a tenant to Owner or Property Manager in consideration for or in conjunction with a rental deposit, the termination, cancellation, expiration, renewal, extension or modification of a tenant’s lease, property insurance loss proceeds, remodeling and tenant improvement charge costs, condemnation proceeds, or proceeds received by Owner in connection with the sale of any portion of the Property or the refinancing of any indebtedness secured by a lien on any portion of the Property, shall be excluded from the Gross Monthly Collections. Proceeds of business interruption insurance shall be included in Gross Monthly Collections.

  “Legacy” shall mean Legacy Partners Residential L.P., a Delaware limited partnership. Legacy has been retained by Owner as an independent contractor for the provision of certain record keeping and accounting services with respect to the Property. In the event Owner notifies Property Manager that Legacy is no longer retained by Owner, all references to Legacy shall be deemed references to Owner.

  “Property” shall mean that certain real property consisting of approximately two hundred fifty six (256) residential units and zero (-0-) square feet of retail space located at 2101 South Finley Road, Lombard, IL 60148 as more particularly described on Exhibit A attached hereto.

  “Records Office” shall mean Property Manager’s offices located at the Property and its corporate office in Chicago, Illinois.

  “Rental Guidelines” shall mean those guidelines attached hereto as Exhibit B, as amended from time to time.

ARTICLE 2.  APPOINTMENT AND SERVICES OF PROPERTY MANAGER.

2.01.    Term.    Owner hereby hires Property Manager as the exclusive manager of the Property upon the terms and conditions herein stated, and Property Manager hereby accepts said engagement, for a term beginning on the date of this Agreement and ending at 12:00 midnight on the one-year anniversary of the beginning date, unless sooner terminated by Owner or Property Manager as provided in Article 10 of this Agreement. At the expiration of said term, this Agreement will be renewed automatically for successive periods of one (1) year each, unless written notice of non-renewal is given by Owner to Property Manager at least thirty (30) days prior to the end of the then-existing term, or by Property Manager to Owner at least ninety (90) days prior to the end of the then-existing term; such renewal terms shall be subject to termination as provided in Article 10 of this Agreement.

2.02.      Services of Property Manager. Property Manager shall direct, supervise, manage, operate, maintain and repair the Property and develop, institute and follow programs and policies to facilitate the efficient operation of the Property in compliance with this Agreement, the Rental Guidelines and all written directions of Owner on as profitable a basis as reasonably possible. Without limiting the generality of the foregoing and subject at all times to such procedures and directions that shall be set forth in this Agreement and the Rental Guidelines (as revised or amended from time to time), Property Manager shall do all of the following:

(a)        Employees. Property Manager shall select, employ, pay, supervise and discharge all employees and personnel necessary for the operation, maintenance and protection of the Property (subject to the limitations set forth in Section 4.01 hereof). All persons so employed by Property Manager shall be employees of Property Manager or independent contractors retained by Property Manager, and not by Owner. All costs of gross salary and wages, payroll taxes, medical and dental insurance, worker’s compensation insurance, incentive leasing bonuses and other costs and employee benefit expenses payable on account of such employees, shall be included in the Approved Operating Budget. Property Manager shall fully comply with all applicable laws and regulations having to do with workers’ compensation, social security, unemployment insurance, hours of labor, wages, working conditions and other employer/employee-related subjects.

(b)        Records and Budgets. Property Manager shall keep or cause to be kept at the Records Office suitable books of control as provided in this Agreement. Property Manager shall prepare on Microsoft Excel worksheets (using Yardi templates) and submit to Owner and Legacy such monthly, quarterly, annual or other operating and capital budgets as shall be required by Owner. Without limitation, Property Manager shall prepare and submit to Owner and Legacy a proposed operating budget and a proposed capital budget for the Property for the management and operation of the Property for the forthcoming Fiscal Year no later than November 1 of each year during the term hereof. All proposed operating budgets and capital budgets shall be on a form submitted by Property Manager and approved by Owner. Owner will consider the proposed budgets and endeavor to approve such budgets by December 1 of each year during the term hereof. The proposed budgets shall become the Approved Capital Budget and the Approved Operating Budget only when approved by Owner.

In the event an annual operating budget for a Property has not been approved by Owner prior to the commencement of any Fiscal Year during the term hereof, the operating budget for each month (the “Current Month”) until the annual operating budget is approved shall be the amount of the most recent Approved Operating Budget for the Property for the same calendar month (“Base Month”), as adjusted to reflect (a) any increase or decrease between the Base Month and the Current Month in the Consumer Price Index for All Urban Consumers for the metropolitan area in which the Property is located (base year 1982-84=100) published by the United States Department of Labor, Bureau of Labor Statistics and (b) any increase or decrease in the occupancy of the Property between the Base Month and the Current Month and (c) any increase or decrease in the taxes, insurance and utilities of the Property.

Owner may revoke its approval of either Budget at any time upon twenty (20) days’ prior written notice to Property Manager and Legacy. Owner may amend its approval of either Budget and cause the Budget to be amended to conform to such approval at any time upon twenty (20) days’ prior written notice to Property Manager and, in such event, only the Budget as so amended shall be deemed approved.

With respect to the first Fiscal Year of the term, if not a full twelve months, Property Manager shall submit to Owner and Legacy for approval an operating and capital budget for the balance of such calendar year as soon as possible and no later than thirty (30) days after the date hereof.

Property Manager shall have the right, from time to time, during each calendar year to submit revised Budgets to Owner and Legacy for approval. Property Manager agrees to use diligence and all reasonable efforts to ensure that the actual costs of maintaining and operating the Property shall not exceed the Approved Operating Budget or the Approved Capital Budget pertaining thereto, as applicable.

(c)        Leasing. Property Manager shall coordinate the leasing activities of the Property and, subject to Section 9.03 below, shall use commercially reasonable efforts to obtain responsible tenants for all unleased units and to renew existing leases at rental rates at least equal to the Rental Guidelines. Property Manager may negotiate and execute leases using the standard lease forms for Owner approved by Owner and attached hereto as Exhibit C. Any deviation from the standard lease forms or the Rental Guidelines shall require the prior written consent of Owner.

(d)        Rent. Property Manager shall use reasonable efforts to ensure that all rents and all other monies payable under the leases are paid by the tenants of the Property as and when the same shall become due and payable directly to Property Manager. Property Manager shall adjust rentals and other required payments where adjustment is contemplated by the leases, shall notify Owner and tenants of such adjustments and shall sign and serve in the name of Owner such notices (except as limited by Section 2.02(e) below), including without limitation letters demanding past due and currently owed rents and other monies, as are deemed appropriate or necessary by Property Manager. Property Manager shall collect and identify any income due Owner from miscellaneous services provided to tenants or the public, including, but not limited to, parking income, tenant storage and cable television charges. All rents and other monies so collected by Property Manager shall be immediately deposited in the Property Bank Account (as defined below).

(e)        Collections. Property Manager shall undertake the collection of rents and monetary payments of every kind and of any form due from tenants of the Property. Monthly rent shall be collected from new or renewing tenants of the Property using Electronic Funds Transfer (EFT) or Automatic Clearing House (ACH) debits from tenant’s accounts in accordance with the approved form of lease; Property Manager shall use commercially reasonable efforts to collect rent from existing tenants of the Property using EFT or ACH debits from tenant’s accounts. Manager shall thereafter actively pursue collection of all such rent and payments. Except as allowed by applicable law, Property Manager shall not terminate any lease, lock out a tenant, institute a suit for rent or for use and occupancy, or institute proceedings for recovery of possession. In the event that any tenant at the Property shall be delinquent in any payment due to Owner beyond any applicable grace periods or otherwise be in default under the terms of its lease, Property Manager shall employ such methods as are commercially reasonable to either collect unpaid rent or to evict the tenant from the premises. Property Manager shall employ a collection agency to pursue payment collection and, except as otherwise required by applicable law, shall utilize legal counsel only if a tenant refuses to vacate an apartment unit following proper notice. The commencement of any litigation (other than for routine residential tenant eviction and residential rent collection matters, including bringing suit for and recovery of any delinquent rents or damages and possession of the premises in the name of Owner as an agent with a beneficial interest), shall require the prior written approval of Owner. In connection with all suits or proceedings (other than for routine residential tenant eviction and residential rent collection matters, including bringing suit for and recovery of any delinquent rents or damages and possession of the premises in the name of Owner as an agent with a beneficial interest), only legal counsel approved by Owner shall be retained, but Property Manager shall recommend legal counsel and furnish Owner with the estimated costs of legal services to be incurred in bringing such suit or proceeding.

(f)        Maintenance. Property Manager shall maintain or cause to be maintained (to the extent not maintained by tenants) the Property and common areas thereof, external and internal, including, without limitation, sidewalks, signs, mechanical, electrical and other systems, parking lots and landscaping, in good and clean condition and repair, provided no maintenance expense, repairs or alterations other than emergency repairs, which are not specifically identified within the Approved Operating Budget, shall be undertaken without the prior written consent of Owner. Property Manager shall coordinate and supervise all construction activities (including, without limitation, tenant improvements, tenant refurbishment, common area refurbishment, maintenance and repairs) on the Property. All maintenance expenses, repairs or alterations (including, without limitation, alterations required for the occupancy of new tenants) requiring expenditures in excess of $25,000 shall, at Owner’s election, be planned and supervised by an architect, designer, inspector or general contractor designated by Property Manager and approved in writing by Owner. Property Manager shall institute and effectuate a preventative maintenance program. Notwithstanding the foregoing, in the event of an emergency in which there is an immediate danger to persons or property or in which action is required in order to avoid suspension of services, Property Manager shall take such action as is reasonable and prudent under the circumstances and shall be reimbursed for any expense incurred in such action, even if not in the Approved Operating Budget, so long as Property Manager attempts to consult with Owner in advance and, in any event, notifies Owner within 48 hours of taking such action explaining the reasons therefor. Property Manager shall obtain all necessary receipts, releases, waivers, discharges and assurances necessary to keep the Property free of any mechanics’, laborers’, materials suppliers’ or vendors’ liens in connection with the maintenance or operation of the Property. All such documentation shall be in such form as required by Owner.

(g)         Contracts. Property Manager shall not enter into any contract without Owner’s prior written approval (including approval of the provisions of any equipment lease); provided, however, that Owner’s prior written approval shall not be required with respect to any utility or service contract which is (i) entered into in the usual course of business, (ii) for a term of one year or less, and (iii) specifically provided for in the Approved Operating Budget. Without limiting the foregoing, each contract entered into by Property Manager pursuant to this Section 2.02(g) shall contain a thirty (30) day (or less) cancellation clause exercisable by Owner without cause and without penalty or fee, unless otherwise approved in writing by Owner. All utility, supply, service, vending and related contracts or equipment leases are to be entered into by Property Manager on behalf of Owner. Property Manager shall assure that any contractor performing work on the Property maintains insurance satisfactory to Owner, including, but not limited to, Workers’ Compensation Insurance (and, when required by law, compulsory Non-Occupational Disability Insurance) and insurance against liability for injury to persons and property arising out of all such contractor’s operations naming Property Manager and Owner as additional insureds. Property Manager shall obtain certificates of insurance for all such insurance before the work begins. Property Manager shall furnish copies of the certificates to Owner if requested by Owner.

(h)         Purchases. Property Manager shall supervise and purchase or arrange for the purchase of all reasonable inventories, provisions, supplies and operating equipment which are provided for in the Approved Operating Budget or otherwise specifically approved by Owner in writing. To the extent available, Property Manager shall give, or obtain for Owner, all volume purchasing benefits and discounts available to Property Manager or to properties of the size and class of the Property.

(i)         Operating Expenses. Property Manager shall approve payment of all normal operating expenses specifically provided for in the Approved Operating Budget not paid for by tenants of the Property; Owner (or Legacy in its capacity as agent of Owner) shall pay such expenses in a manner commercially reasonable for the Property . Property Manager shall recommend that Owner purchase major items of new or replacement equipment when Property Manager believes such purchase to be necessary or desirable. Owner may arrange to purchase and install such items itself or may authorize Property Manager to do so subject to any supervision and specification requirements and conditions prescribed by Owner. Prior to purchasing, Property Manager must obtain Owner’s specific written authorization for all capital expenditures that are not included in the Approved Capital Budget as well as for all capital expenditures of $25,000 or more that are included and itemized with specificity in any one (1) line item in the Approved Capital Budget. Unless otherwise directed by Owner,

Property Manager shall obtain at least three (3) written estimates from qualified bidders for any capital improvement project if the cost of such project is reasonably expected to exceed $25,000. All capital improvement projects requiring expenditures in excess of $25,000 shall, at Owner’s election, be planned and supervised by an architect, designer, inspector or general contractor designated by Property Manager and approved in writing by Owner.

(j)         Conservation Techniques. Property Manager shall provide proper energy management and utilize utility conservation techniques.

(k)         Security. Property Manager shall use reasonable efforts to maintain security adequate to the needs of the Property as directed by Owner from time to time. Property Manager shall promptly notify Owner of any incidents or conditions which reflect on or affect the adequacy of the security provisions for the Property.

(l)         Taxes. Property Manager shall obtain and caused to be verified bills for real estate and personal property taxes, sales taxes on rental payments, improvement assessments and other like charges which are or may become liens against any portion of the Property (collectively, “Taxes”). Property Manager shall remit all bills for Taxes to Owner and Legacy within fifteen (15) calendar days of receipt of such bills.

(m)         Compliance. Property Manager shall operate the Property in compliance with all terms and conditions of applicable law, any ground lease, space lease, mortgage, deed of trust or other security instrument affecting the Property and of which Property Manager has knowledge, but Property Manager shall not be required to make any payment (except those provided in the Approved Operating Budget) on account thereof unless specifically instructed to do so by Owner in writing. Property Manager shall also comply or supervise compliance with the provisions of any insurance policy or policies insuring Owner in relation to the Property (so as not to decrease the insurance coverage or increase the insurance premiums). Property Manager shall be responsible for performance by Owner under all license agreements, easement agreements, covenants, conditions, restrictions, documents of record, use permits, development agreements, operating agreements or other similar documents governing or applicable to the title, operation, management, occupancy, promotion and leasing of the Property known to Property Manager.

(n)         Licenses and Permits. Property Manager shall assist in obtaining at Owner’s expense all licenses, permits or other instruments required for the operation of the Property or any portion thereof (collectively, “Licenses”). Property Manager shall send to Owner a copy of all initial or renewal license applications. Licenses shall be obtained in Owner’s name whenever possible. Any Licenses held in the name of Property Manager shall be held by it on behalf of Owner, and upon the termination or expiration of this Agreement, Property Manager shall transfer or assign any such Licenses to Owner or to such person as Owner may direct. Property Manager shall keep in full force and effect all licenses, permits, consents and authorizations as may be necessary for the proper performance by Property Manager of its duties and obligations under this Agreement (including, without limitation, qualification to do business) or as may be required under any lease covering any portion of the Property.

All such licenses, permits, consents and authorizations shall be in the name of Property Manager.

(o)         Notice and Cooperation in Legal Proceedings. Owner and Property Manager shall forthwith give notice to each other of the commencement of any action, suit or proceeding against Owner or against Property Manager with respect to the operations of the Property or otherwise affecting the Property. Property Manager shall fully cooperate, and shall cause all its employees to fully cooperate, in connection with the prosecution or defense of all legal proceedings affecting the Property.

(p)         Other Complaints and Notices. Property Manager shall handle promptly complaints and requests from tenants, concessionaires and licensees and notify Owner of any major complaint made by a tenant, concessionaire or licensee. Property Manager shall notify Owner promptly of: (i) any notice received by Property Manager or known to Property Manager of violation of any governmental requirements (and make recommendations regarding compliance therewith); (ii) any defect or unsafe condition in the Property known to Property Manager; (iii) any notice received by Property Manager or known to Property Manager of violation of covenants, conditions and restrictions affecting the Property or noncompliance with loan documents affecting the Property, if any; (iv) any fire, accident or other casualty or damage to the Property; (v) any condemnation proceedings, rezoning or other governmental order, lawsuit or threat thereof involving the Property; (vi) any violations relative to the leasing, use, repair and maintenance of the Property under governmental laws, rules, regulations, ordinances or like provisions; (vii) defaults under any leases or other agreements affecting the Property (excluding resident leases); or (viii) any violation of any insurance requirement. Property Manager shall promptly deliver to Owner copies of any documentation in its possession relating to such matters. Property Manager shall keep Owner reasonably informed of the status of the particular matter through the final resolution thereof. In the case of any fire or other damage to the Property or violation or alleged violation of laws respecting Hazardous Wastes (as defined in Section 5.03), Property Manager shall immediately give telephonic notice thereof to Owner. Property Manager shall complete all necessary and customary loss reports in connection with any fire or other damage to the Property. Property Manager shall retain in the records it maintains for the Property copies of all supporting documentation with reference to such notices.

(q)         Business Plan and Property Review Program. Property Manager shall provide Owner and Legacy with a draft of a business plan for the Property for the forthcoming Fiscal Year no later than November 1 of each year during the term hereof containing such information as Owner may reasonably request, including (i) a list of all properties competitive with the Property, a list of the tenants of each and all other reasonably available information respecting each, and (ii) basic demographic data relating to the market area of the Property, including population growth, major employers, employment and unemployment levels and, if the Property is a retail property, retail sales and housing starts. With respect to the first Fiscal Year of the term, Property Manager shall submit to Owner for approval a draft of a business plan for the balance of such calendar year as soon as possible and no later than thirty (30) days after the date hereof. Owner will consider the business plans and endeavor to approve such business plans by December 1 of each year during the term hereof. The proposed business plans shall become the Annual Business Plan only when approved by Owner. In addition, Property Manager shall participate in Owner’s property review programs to the extent requested by Owner. Such review shall include asset, investment, financial and strategy profiles in form and substance satisfactory to Owner and such assistance as Owner may request in connection with appraisals of the Property. Property Manager shall respond, within 10 days, to Owner’s management evaluation reports concerning actions to be taken by Property Manager to correct or modify its management standards for the operations or financial services provided for the Property.

(r)         General. Property Manager shall afford such supervision, professional management and in-house staff services as may be necessary or desirable to operate the Property in the same manner as is customary and usual in the operation of other properties of substantially comparable location, class, size and standing, and shall provide such services at the Property as are consistent with the Property’s size and existing facilities. Subject only to those express limitations set forth in this Agreement, Property Manager shall have control and discretion in the management and operation of the Property and in the performance of the foregoing services. Without limiting the foregoing, if applicable, Property Manager shall review and, if so directed by Owner, conduct an audit of each retail tenant’s compliance with its obligation to pay a percentage rent or any other amount determined on the basis of the tenant’s sales or gross or net income.

ARTICLE 3. COMPENSATION AND EXPENSES OF PROPERTY MANAGER.

3.01.	Fees.

(a)         Owner shall pay Property Manager, and Property Manager shall accept as full compensation for the property management services to be rendered to Owner hereunder during the term hereof, a sum equivalent to two percent (2%) of Gross Monthly Collections (the “Management Fee”). Such compensation shall be payable monthly on or before the 20th of the subsequent month.

(b)         In the event that Property Manager is requested by Owner to coordinate and supervise major repairs or improvements to a Property (after its development is completed) that should be capitalized under generally accepted accounting principles (“Capital Expenditures”), Property Manager shall receive a construction supervision fee equal to a percentage of the hard costs of such Capital Expenditures (the “Construction Supervision Fee”) as follows:

JOB COST:	FEE:
Under $100,000	8%
$100,000 - $249,999	6.5%
$250,000 - $499,999	6.0%
$500,000 – 4,999,999	5.0%
Over $5,000,000	Negotiable

(c)         If the Property includes retail space, Owner may agree to pay a leasing commission (the “Retail Commission”) to Property Manager, at a rate to be agreed upon, for retail leases executed during the term of this Agreement between Owner and the retail tenants procured or obtained by Property Manager. Notwithstanding the foregoing, Owner shall have the right in its sole and absolute discretion to reject any prospective retail lease, renewal or extension agreement and, in such event, no Retail Commission or other compensation shall be earned or payable in connection with such proposed retail lease, renewal or extension agreement or the activities of Property Manager, or any other broker in connection therewith.

(d)         Except with respect to other services provided by Affiliates of Property Manager in accordance with Section 3.01(e), which shall be reimbursed by Owner pursuant to Section 3.01(e), Property Manager shall pay from the Management Fee all costs associated with or relating to its own office overhead and management personnel not located or employed at the Property, including without limitation, the salaries, wages and all other compensation, together with associated unemployment and social security taxes and contributions, as well as expenses specifically stated in this Agreement to be borne by Property Manager.

(e)         If included in the Approved Capital Budget or with the prior approval and direction of Owner, Property Manager may obtain services and materials including, but not limited to, advertising, consulting, training, computer hardware and software, forms for use at the Property, contract services and building materials through the organization, subsidiaries or Affiliates of Property Manager for the benefit of the Property, provided the quality of service and the price thereof is competitive with comparable prices and services offered by third parties, and the costs therefore shall be reimbursed by Owner. All discounts, rebates and other savings realized thereon by Property Manager are to be passed on to Owner, in full.

3.02.    Expenses to be Borne by Property Manager. Unless otherwise provided in the Approved Operating Budget or Section 4.01(b) below, expenses incurred in rendering all overall supervisory, lease negotiation (exclusive of lease commissions, if any), rent and other collection (exclusive of on-site personnel, attorneys’ fees and outside collection agency fees), lease enforcement (exclusive of on-site personnel and attorneys’ fees), lease termination, management and recordkeeping and other services to be rendered by Property Manager in connection with the operations of the Property shall be borne by Property Manager and not charged to Owner. Without limiting the generality of the foregoing provisions of this section, the following expenses and costs incurred by and/or on behalf of Property Manager shall be at the sole cost and expense of Property Manager and shall not be reimbursed by Owner:

(a)         All costs of gross salary and wages, payroll taxes, insurance, workmen’s compensation and other costs of Property Manager’s corporate office and executive personnel (other than full time or part time personnel whose positions and salaries are specifically authorized in the Approved Operating Budget);

(b)        All costs incurred as a result of Property Manager’s breach of this Agreement, and/or the negligence and/or willful misconduct of Property Manager and/or any one or more of its Affiliates, employees, independent contractors, agents and/or other representatives;

(c)        Unless otherwise provided in the Approved Operating Budget, all costs of forms, accounting materials, administrative materials, papers, ledgers and other supplies and equipment used in Property Manager’s corporate office, all costs of Property Manager’s data processing equipment located at Property Manager’s corporate office and all costs of data processing provided by computer service companies to Property Manager’s corporate office;

(d)        All costs of bonuses, incentive compensation, profit sharing or any pay advances to employees employed by Property Manager in connection with the operation and management of the Property, except for payments to individuals specifically set forth in the Approved Operating Budget or otherwise approved in writing by Owner in advance;

(e)        All costs of automobile purchases and/or rentals, unless provided for in the Approved Operating Budget or Approved Capital Budget or the automobile is being provided by Owner;

(f)        All costs of comprehensive crime insurance purchased by Property Manager for its own account;

(g)        All costs of meals, travel and hotel accommodations for Property Manager’s home or regional office personnel who travel to and from the Property, unless expressly authorized by Owner; and

(h)        All costs (exclusive of fees that are directly property related, e.g., registration fee) of obtaining and maintaining such licenses, permits, consents and authorizations as are required by Section 2.02(n).

3.03.     Noncustomary Services.     Notwithstanding anything provided in this Agreement to the contrary, Property Manager shall not furnish or render to the tenants of the Property services other than those services customarily furnished to tenants of properties similar to the Property unless: (a) Property Manager makes a separate, adequate charge to tenants for such services; (b) such separate charge is received and retained by Property Manager; (c) Property Manager bears the cost of providing such services; (d) Property Manager first obtains the consent in writing of Owner; and (e) Property Manager certifies in writing to Owner that (i) Property Manager qualifies as an independent contractor with respect to Owner (and Owner’s direct and indirect beneficial owners) under Section 856(d)(3) of the Internal Revenue Code, and (ii) Owner (and Owner’s direct and indirect beneficial owners) does not derive or receive any income from Property Manager. For purposes of this Section 3.03, it is agreed, without limitation, that the furnishing of water, heat, light and air conditioning, public entrances and exits, the performance of general maintenance and of janitorial services and cleaning services, the collection of trash, watchmen or guard services and parking facilities are examples of services customarily furnished to the tenants of similar properties.

3.04.     Nonperformance.     If Property Manager fails to perform any act required under this Agreement, then Owner, after ten (10) days’ written notice to Property Manager (or, in the case of any emergency, without notice) and without waiving or releasing Property Manager from any of its obligations hereunder, may (but shall not be required to) perform such act. Owner shall have (in addition to any other right or remedy) the right to offset all costs and expenses incurred in exercising its rights under this Section 3.04 against any sums due or to become due to Property Manager, including, without limitation, the Management Fee.

ARTICLE 4. PERSONNEL AND BONDING.

4.01.     Stability of Management Team.     Owner and Property Manager recognize the benefits inherent in promoting stability in the management team engaged in the operation of the Property.

(a)        Property Manager shall, in the hiring of all employees and in retaining independent contractors, use reasonable care to select qualified, competent and trustworthy employees and independent contractors. Subject to the provisions of this Section 4.01, the selection, terms of employment (including rates of compensation) and termination thereof, and the supervision, training and assignment of duties of all employees of Property Manager engaged in the operation of the Property shall be the duty and responsibility of and shall be determined by Property Manager. All personnel at the Property shall be employees of Property Manager and/or contractors of Property Manager.

(b)        Property Manager shall employ at Property Manager’s sole cost and expense (unless otherwise provided in the Approved Operating Budget) a manager who works from the Records Office and manages the Property and other properties (the costs and expenses for whom, if provided for in the Approved Operating Budget, shall be pro rated in light of the time spent managing the Property as opposed to other properties).

4.02.     Fidelity Bond. Property Manager, at Property Manager’s cost, shall obtain a fidelity bond or bonds covering Property Manager, and all persons who handle, have access to, or are responsible for, Owner’s monies in such amount and in such forms as are reasonably acceptable to Owner, at all times and to cover all periods, during the term of this Agreement. Any changes in such bond(s) must be approved by Owner. Property Manager hereby agrees to add Owner as a joint loss payee under its blanket crime policy as it pertains to the Property. Property Manager hereby assigns all proceeds of said bond(s) as they relate to the Property to Owner and agrees to execute such further assignments and notices thereof as shall be required by Owner. Such bond(s) shall indemnify Owner against any loss of money or other property which Owner shall sustain through any criminal, fraudulent or dishonest act or acts committed by Property Manager or any of its employees or agents, during the performance of their obligations under this Agreement or their employment. Alternatively, Property Manager may obtain a crime insurance policy covering the Property Manager, and all persons who handle, have access to, or are responsible for, Owner’s monies which shall be obtained at Manager’s sole expense and shall provide Owner coverage of Two Million Dollars ($2,000,000.00) per occurrence with a Fifty Thousand Dollar ($50,000.00) deductible which deductible shall be an expense of Manager. Owner shall be furnished by Property Manager with a certificate or other satisfactory documentation relating to the bond(s) or alternative crime insurance policy immediately upon issuance thereof.

4.03.     Affiliates. Property Manager shall not contract for outside services for the Property with any Affiliate of Property Manager without the prior written consent of Owner.

ARTICLE 5. COMPLIANCE WITH LAWS.

5.01.    Compliance.   Property Manager shall comply fully with and abide by all laws, rules, regulations, requirements, orders, notices, determinations and ordinances (collectively, “Requirements”) of any federal, state or municipal authority to the extent applicable, including, but not by way of limitation, the federal Occupational Safety and Health Act (OSHA) statutes, rules and regulations, and all requirements of the insurers of the Property and Owner’s liabilities with regard thereto. If the cost of compliance is (i) not included in the Approved Operating Budget or Approved Capital Budget or (ii) in excess of $10,000, Property Manager shall notify Owner promptly and obtain Owner’s prior written approval prior to making the expenditure.

5.02.    Notice.   Property Manager shall promptly notify Owner of any non-compliance with, or alleged violation of, any Requirement after becoming aware of the same.

5.03.    Hazardous Wastes.

(a)        Property Manager shall not place, cause or permit to be placed on the Property, other than in the ordinary course of performing its obligations under this Agreement and in compliance with applicable law, any hazardous or toxic wastes or substances, as such terms are defined by federal, state or municipal statutes or regulations promulgated thereunder (collectively, “Hazardous Wastes”). If Property Manager discovers the existence of any Hazardous Wastes on the Property (other than Hazardous Wastes used, generated or stored in the ordinary course of business and in compliance with applicable law), Property Manager shall immediately notify Owner. If such Hazardous Wastes were placed or knowingly permitted to be placed on the Property by Property Manager, Property Manager shall, at its cost, diligently arrange for and complete the immediate removal thereof in accordance with applicable laws and Owner’s directions. Except as expressly provided herein to the contrary, Property Manager shall not be responsible for any Hazardous Wastes present on the Property prior to the Effective Date hereof, unless deposited thereon by Property Manager, nor shall Property Manager be responsible for any Hazardous Wastes brought onto the Property by a person other than Property Manager, its agents or employees. Property Manager shall immediately notify Owner of any notice received by Property Manager from any governmental authority of any actual or threatened violation of any applicable laws, regulations or ordinances governing the use, storage or disposal of any Hazardous Wastes and shall cooperate with Owner in responding to such notice and correcting or contesting any alleged violation at Owner’s expense.

(b)        Property Manager shall provide its employees, agents, consultants, governmental entities and the public with any notices or disclosures concerning Hazardous Wastes associated with the Property required to be delivered by Property Manager under any applicable laws, including without limitation, any notices or disclosures concerning Hazardous Waste which Property Manager has received from Owner. Owner shall have the right to review such notices and disclosures before their distribution or submission by Property Manager and shall have the right, but not the obligation, to prescribe the form and content of any such notices or disclosures as long as the form and content prescribed by Owner comply with all applicable laws relating to such notices or disclosures. Owner shall provide Property Manager with any notices or disclosures concerning Hazardous Waste associated with the Property required to be delivered by Owner under any applicable laws.

(c)        Without limiting any other indemnification obligations provided by law or specified in this Agreement, Property Manager shall indemnify, defend (at Property Manager’s sole cost and expense and with legal counsel approved by Owner which approval shall not be unreasonably withheld) and hold harmless the Owner, its agents, employees and contractors from and against any and all claims, demands, losses, damage, disbursements, liabilities, obligations, fines, penalties, actions, causes of action, suits, costs and expenses, including without limitation, reasonable attorneys’ fees and costs, and all other professionals’ or consultants’ expenses incurred in investigating, preparing for, serving as a witness in, or defending any action or proceeding, whether actually commenced or threatened, or in removing or remediating any Hazardous Wastes on, under, from or about the Property, arising out of or relating to, directly or indirectly, Property Manager’s breach of any of the terms of this Section 5.03. This indemnity shall survive termination of this Agreement.

5.04.     Asbestos and Similar Compliance Matters.   If the Property is subject to the Occupational Safety and Health Administration’s regulations relating to asbestos, or to any state law or regulation relating to asbestos or to any state law or regulation relating to carcinogenic or toxic chemicals, Property Manager shall, at Owner’s expense, comply with such laws and regulations as they relate to the Property.

ARTICLE 6. FINANCIAL MATTERS.

6.01.     Books and Records.   Property Manager shall cause to be kept for Owner at the Records Office books and records of the Property, pursuant to methods and systems, and in form and substance, approved by Owner and Legacy, showing all receipts, expenditures and all other records necessary or convenient for the recording of the results of operations of the Property. Such books are to be maintained utilizing the Yardi accounting software hosted by Legacy. Such original books and records shall be kept in a secure location at the Records Office and shall be open to inspection by Owner and Legacy and their representatives during normal business hours and Property Manager agrees to cooperate in making such books and records available for inspection. Upon the effective date of any termination of this Agreement, all of such books and records shall be delivered forthwith to Owner so as to ensure the orderly continuance of the operation of the Property. Cut-off date for books on a monthly basis will be the 23nd day of each month or as modified by Legacy.

6.02.     Reports.

(a)        On or before the last day of each month, Property Manager shall provide such reports and data to Owner and Legacy as shall be required from time to time by Owner. Without limitation, Property Manager shall provide the following to Owner for the current calendar month:

(i)        A detailed report of all monies collected (identified by tenant or other source) which shall include, but not be limited to, rents collected (including laundry or other vending income, garage or parking income, percentage rent and other amounts payable under any retail leases, if any), rents prepaid beyond the current month, and security deposits collected, and of vacancies and delinquent rents.

(ii)      A detailed report of all expenses paid.

(iii)     A comparison of the current month and year-to-date account of actual revenue and expenses to budgeted amounts; calculations of monthly and year-to-date variances from the Approved Operating and Capital Budgets, appropriate descriptions of any significant monthly or year-to-date variances, and, if requested by Owner, a revised annualized projection of monies to be collected and expenses to be paid for the balance of the calendar year.

(iv)     A written report describing any material changes in the Property which occurred during the month or are anticipated to occur.

(v)      A reconciliation of amounts receivable or due to Owner accompanied by payment of same.

(vii)    Any other special information as required from time to time by Owner.

(b)      Property Manager shall provide a monthly management report to be submitted with the applicable monthly financial statements which shall contain without limitation, the recommendations of Property Manager regarding the physical condition or operation of the Property and leasing status reports (which shall include a list of retail leases, if any, executed, written lease proposals, security deposits and rents received, and leasing commissions earned on each retail lease). In addition, if applicable, on or before January 30 after the end of each calendar year, Property Manager shall at its sole cost and expense submit to Owner an annual report summarizing all retail leasing activities, if any.

(c)      Periodically, Property Manager shall furnish to Owner as reasonably requested:

(i)        Market surveys and any other tenant information in accordance with Section 2.02(q) above.

(ii)      Reports covering on-site physical inspections and operating reviews.

(iii)     A current inventory of personal property and equipment used in connection with the Property. Such an inventory shall be submitted to Owner no later than thirty (30) days prior to the end of each calendar year.

6.03.    Audit. Owner shall have the right to conduct an audit of the Property’s operations at any time. Property Manager shall promptly correct all weaknesses and errors disclosed by Owner’s audits, and shall timely inform Owner in writing of all corrective actions taken. Owner’s audit shall be at Owner’s expense unless an error is discovered attributable to the services provided under this Agreement that is equal to or greater than two percent (2%) of annual gross receipts of the Property for the period audited, in which case Property Manager shall bear the full cost of the subject audit. Any adjustments in amounts due and owing from Owner or Property Manager shall be paid within fifteen (15) calendar days following Owner’s receipt of the audit.

6.04.    Other Reports and Statements. Property Manager shall furnish to Owner, as promptly as practicable, such other reports, statements or other information with respect to the operations of the Property as Owner may from time to time reasonably request.

6.05.    Contracts and Other Agreements. Property Manager shall maintain at the Records Office one original (or a copy, if no original is available) of all contracts, occupancy leases, lease abstracts, tenant income certifications, equipment leases, maintenance agreements and all other agreements relating to the Property.

6.06.    Final Accounting. Following termination of this Agreement, whether by expiration of the term hereof or sooner, Property Manager shall be responsible for preparing a final accounting within thirty (30) days after the effective date of said termination. Such final accounting shall set forth all current income, all current expenses, and all other expenses contracted for on Owner’s behalf but not yet incurred in connection with the Property. The final accounting shall also include all other items reasonably requested by Owner. Property Manager shall be entitled to receive a prorated share of its Management Fee to the date of termination and all earned but unpaid Construction Supervision Fees.

6.07.    Tax Returns. Property Manager shall file all tax returns for all sales taxes, payroll taxes and other taxes directly related to the Property; excluding, however, federal and state income tax returns of Owner.

6.08.    Certification. All financial statements shall be certified as true and correct in all material respects by Property Manager.

ARTICLE 7. BANK ACCOUNTS.

7.01.   Property Accounts.

(a)        All funds received by Property Manager derived from the operation of the Property, as well as working capital furnished by Owner, shall be deposited in an account (the “Property Bank Account”) in the Property’s name, as established by Legacy, which such account will be in compliance with applicable law. All funds so deposited shall be deemed to be trust funds held for the benefit of Owner. Legacy shall establish another custodial and/or trust account as required by applicable law or the Owner for the deposit of tenant security deposits (the “TSD Account”).

(b)        No non-Property funds shall be commingled with the funds in the Property Bank Account or TSD Account (collectively, the “Accounts”).

(c)        Property Manager may not, under any circumstances, write a check transfer funds from the Accounts. Only those persons specifically authorized by Owner shall have authority to write checks from the Accounts.

7.02.    Expenses Paid by Owner. The following costs are to be paid directly by Owner (or Legacy, acting on Owners behalf):

(a)        Any and all costs necessary for the management, operation and maintenance of the Property, provided such costs are provided for and are within the limits of the Approved Operating Budget or specifically approved in writing by Owner;

(b)        Capital expenditures provided for in the Approved Capital Budget or authorized in writing by Owner and directed by Owner to be incurred by Property Manager; and

(c)        Any and all costs necessary for emergency expenses as provided in Section 2.02(f).

Property Manager shall not be obligated to make any advance to or for the account of Owner or to pay any sums except as otherwise provided in this Agreement.

ARTICLE 8.  INSURANCE AND INDEMNITY.

8.01.    INDEMNIFICATION.

(A)        PROPERTY MANAGER AGREES TO AND SHALL, COMPLETELY AND TO THE MAXIMUM EXTENT PERMITTED BY LAW, INDEMNIFY, DEFEND (WITH COUNSEL REASONABLY ACCEPTABLE TO OWNER), PROTECT AND HOLD OWNER AND ITS RESPECTIVE PRINCIPALS, OFFICERS, DIRECTORS, SHAREHOLDERS, PARTNERS, MEMBERS, EMPLOYEES, AUTHORIZED SUCCESSORS, AUTHORIZED ASSIGNS AND AGENTS HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, ACTIONS, FINES, PENALTIES, LIABILITIES, LOSSES, TAXES, DAMAGES, INJURIES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ACTUAL ATTORNEYS’, CONSULTANTS’ AND EXPERT WITNESS’ FEES, AND DEFENSE COSTS AT BOTH THE TRIAL AND APPELLATE LEVELS) (COLLECTIVELY, “DAMAGES”) IN ANY MANNER RELATED TO, ARISING OUT OF OR RESULTING FROM (I) ANY FAILURE OF PROPERTY MANAGER TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT CAUSING

DAMAGE TO OWNER, BUT ONLY TO THE EXTENT SUCH DAMAGES ARE NOT COVERED BY THE INSURANCE MAINTAINED BY OWNER UNDER SECTION 8.05 BELOW, (II) ANY ACTS OF PROPERTY MANAGER BEYOND THE SCOPE OF ITS AUTHORITY UNDER THIS AGREEMENT, (III) ANY NEGLIGENCE, WILLFUL MISCONDUCT OR OTHER WRONGFUL OR INTENTIONAL ACTS OR OMISSIONS OF PROPERTY MANAGER, BUT WITH REGARD TO NEGLIGENCE OF PROPERTY MANAGER (AS OPPOSED TO GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR OTHER WRONGFUL OR INTENTIONAL ACTS OR OMISSIONS) ONLY TO THE EXTENT SUCH DAMAGES ARE NOT COVERED BY THE INSURANCE MAINTAINED BY OWNER UNDER SECTION 8.05 BELOW, (IV) ANY INJURY, DAMAGE OR DEATH TO PROPERTY MANAGER, ITS OFFICERS, DIRECTORS, PARTNERS, EMPLOYEES, AGENTS AND OTHER REPRESENTATIVES, AND (V) ANY INJURY, DAMAGE AND/OR DEATH TO ANY INDEPENDENT CONTRACTORS OF PROPERTY MANAGER. THE OBLIGATIONS OF PROPERTY MANAGER UNDER THIS SUBSECTION (A) SHALL APPLY ONLY TO THE EXTENT DAMAGES OF AN INDEMNIFIED PARTY ARE NOT FULLY PAID BY OWNER’S COMMERCIAL GENERAL LIABILITY INSURANCE DESCRIBED BELOW IN SECTION 8.05(B). NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT TO THE CONTRARY, PROPERTY MANAGER’S OBLIGATIONS UNDER THIS SECTION 8.01 SHALL SURVIVE THE EXPIRATION, TERMINATION OR CANCELLATION OF THIS AGREEMENT, AND SHALL BIND ANY AND ALL OF THE HEIRS, SUCCESSORS, ASSIGNS, TRANSFEREES AND REPRESENTATIVES OF PROPERTY MANAGER. THE RIGHTS OF OWNER UNDER THIS SECTION 8.01 SHALL ALSO INURE TO THE BENEFIT OF ANY AND ALL OF THEIR PRINCIPALS, OFFICERS, DIRECTORS, SHAREHOLDERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS, TRUSTEES, HEIRS, BENEFICIARIES, TRUSTS, SUCCESSORS, ASSIGNS, TRANSFEREES AND REPRESENTATIVES, AND TO THE BENEFIT OF ANY AND ALL PERSONS AND LEGAL ENTITIES WHO ARE, COULD BE OR ARE ALLEGED TO BE, LIABLE FOR THE OBLIGATIONS OF OWNER OR SUCH PRINCIPALS, OFFICERS, DIRECTORS, SHAREHOLDERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS, TRUSTEES, HEIRS, BENEFICIARIES, TRUSTS, SUCCESSORS, ASSIGNS, TRANSFEREES AND REPRESENTATIVES.

(B)        OWNER AGREES TO AND SHALL, COMPLETELY AND TO THE MAXIMUM EXTENT PERMITTED BY LAW, INDEMNIFY, DEFEND (WITH COUNSEL REASONABLY ACCEPTABLE TO PROPERTY MANAGER), PROTECT AND HOLD PROPERTY MANAGER (AND ITS EMPLOYEES, AGENTS, SUCCESSORS, ASSIGNS AND TRANSFEREES) HARMLESS FROM AND AGAINST ANY AND ALL DAMAGES IN ANY MANNER RELATED TO OR ARISING OUT OF PROPERTY MANAGER’S PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT WHICH ARE (A) WITHIN THE SCOPE OF ITS AUTHORITY UNDER THIS AGREEMENT, AND (B) NOT WITHIN THE SCOPE OF PROPERTY MANAGER’S INDEMNITY SET FORTH IN

SECTION 8.01(A) ABOVE.

(C)      THE RIGHTS AND OBLIGATIONS OF INDEMNITY PROVIDED IN THIS SECTION 8.01 SHALL NOT BE EXCLUSIVE AND SHALL BE IN ADDITION TO SUCH OTHER RIGHTS AND OBLIGATIONS AS OTHERWISE EXIST INDEPENDENT OF THE PROVISIONS OF THIS SECTION 8.01.

8.02.    Property Manager’s Insurance Responsibility.

(a)      The Property Manager shall maintain during the term of this Agreement, and any extensions or renewals thereof, each of the following insurance coverages with deductibles, if applicable:

(i)	Workers’ Compensation Insurance at no less than statutory requirements including employer’s liability with a limit of not less than $1,000,000 each accident for bodily injury accident and $1,000,000 each employee and policy limit for bodily injury by disease.

(ii)	Non-Occupational Disability Insurance when required by law, if applicable.

(iii)      Commercial General Liability Insurance with a minimum combined bodily injury and property damage per occurrence limit of liability of $5,000,000, a products-completed operations aggregate limit of $5,000,000 and a general aggregate limit of $10,000,000. Limits of liability may be satisfied through the maintenance of a combination of primary and umbrella/excess liability policies.

(iv)      Automobile Liability Insurance covering owned, hired and nonowned vehicles, separate coverage in an amount not less than $1,000,000 combined single limit for bodily injury and property damage of $1,000,000 each accident.

(v)      Errors and Omissions Insurance coverage in an amount not less than $1,000,000 each claim and general aggregate.

(b)      Property Manager shall promptly provide Owner no later than three (3) days after the Effective Date with certificates of insurance or other satisfactory documentation which evidence that all required insurance is in full force and effect. Upon request, Property Manager shall provide Owner with a copy of the foregoing insurance policies. The insurance as required in Subsections 8.02(a)(i), (ii) and (v) to be maintained by Property Manager shall provide that the insurer shall provide to Owner thirty (30) days’ advance notice of cancellation or material change. The liability policies required by Subsections 8.02(a)(iii) and (iv) shall provide that the insurer shall provide to Owner thirty (30) days’ advance notice of cancellation or material change and shall name Owner and its principals, officers, directors, shareholders, partners, members, trustees, beneficiaries and employees as additional insureds. All liability policies shall be written to apply to all bodily injury, property damage, personal injury and other covered loss, however occasioned, which occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period. Such liability policies also shall contain endorsements including cross-liability and waiver of subrogation, and shall contain such other endorsements as may be reasonably required by Owner. The liability policies required by Subsections 8.02(a)(iii) shall include broad form contractual liability insurance coverage.

8.03.    Contract Documents; Indemnity Provisions.  Property Manager shall use its best efforts to include in service and supply contracts prepared or executed by Property Manager respecting the Property provisions to the effect that the other contracting party shall, to maximum extent permitted by law, indemnify, defend (with counsel reasonably acceptable to Owner), protect and hold harmless Property Manager and Owner and their respective principals, officers, directors, shareholders, partners, members, managers, trustees, beneficiaries and employees from and against any and all Damages in any manner related to, arising out of and/or resulting from any damage to or injury to, or death of, persons or property caused or occasioned by or in connection with or arising out of any acts or omissions of said contracting party or its employees or agents or contractors and agree that no principal, officer, director, shareholder, partner, member, manager, investor, trustee, officer, employee or agent of Owner shall be personally liable for any of the obligations of Owner hereunder.

8.04.    Ratings of Insurance Companies. All insurance required to be carried by Property Manager shall be written with companies having a policyholder and asset rate, as circulated by Best’s Insurance Reports, of A-:VIII or better unless an exception is approved by Owner.

8.05.    Owner’s Insurance Responsibility. Owner shall maintain during the term of this Agreement, and any extensions thereof, each of the following insurance coverages which shall be primary and noncontributory insurance with respect to to the Property:

(a)        All-Risk Property Damage Insurance and Loss of Rents Insurance coverage on the Property.

(b)        Commercial General Liability Insurance coverage with a minimum general aggregate limit of not less than $10,000,000. Property Manager shall be designated an insured under Owner’s commercial general liability insurance policy while acting within the scope of its authority as Owner’s property manager. All other terms and conditions of this Agreement (including, without limitation, the indemnification provisions of Section 8.01 and Property Manager’s obligation to maintain insurance described in Section 8.02) shall not be affected by this Section 8.05(b).

8.06.    Property Manager’s Duties in Case of Loss.   Property Manager shall:

(a) Immediately notify Owner of any fire or other damage to the Property; and in the event of any serious damage to the Property or any releases of hazardous materials or contaminants, telephone Owner so that an insurance adjustor may view the Property before repairs are started, but in no event shall Property Manager settle any losses, complete loss reports or adjust losses on behalf of Owner or meet with any federal, state or local regulatory agency without the prior written consent of Owner.

(b) Promptly notify Owner of any personal injury or property damage occurring to or claimed by any tenant or third party on or with respect to the Property; and immediately forward copies to Owner of any summons, subpoena or other like legal document served upon Property Manager relating to actual or alleged potential liability of Owner, Property Manager or the Property.

ARTICLE 9. RELATIONSHIP OF PARTIES and REPRESENTATIONS and WARRANTIES.

9.01.     Nature of Relationship. In taking any action pursuant to this Agreement, Property Manager will be acting only as an independent contractor, and nothing in this Agreement, expressed or implied, shall be construed as creating a partnership or joint venture or an employment relationship or that of principal and agent between Property Manager (or any person employed by Property Manager) and Owner or any other relationship between the parties hereto except that of property owner and independent contractor.

9.02.     Communications Between Parties. Owner shall rely on Property Manager to direct and control all operations at the Property; provided, however, Owner reserves the right to communicate directly with the manager specified in Subsection 4.01(b)(i), Property Manager’s accountant(s) working on Property matters, all tenants and tenants’ representatives, all lease prospects, all advertising, management, cleaning and servicing firms doing work for the Property, and all parties contracting with Owner or Property Manager with respect to the Property.

9.03.     Relationship of Owner and Property Manager with Respect to Leasing. Property Manager shall not be entitled to any commission or other fee in connection with the leasing of apartment units at the Property, except as specifically provided in Article 3 hereof. On-site employees of Property Manager shall be entitled to receive incentive leasing bonuses as may be included in the Approved Operating Budget. Property Manager shall procure references from prospective tenants, investigate such references, and use its best judgment in the selection of prospective tenants. As soon as practicable prior to any residential unit vacancy, Property Manager shall prepare rental listings and attempt to find a new tenant for such unit. Prior to entering into any leasing arrangement with any retail tenant, if any, Property Manager shall prepare and submit to Owner for its approval a written lease proposal setting forth proposed leasing terms, including, without limitation, duration of the lease, rental rate, tax and operating expense escalations, consumer price index adjustments, common area maintenance charges or other rental adjustments, rent and/or parking/other concessions, insurance requirements, expansion and renewal rights, tenant improvement allowance, the desired mix of tenants, and policy with respect to guarantees, and such other matters as Owner deems appropriate. The parties intend that Property Manager shall be obligated to give available residential units and any retail space at the Property exposure at least equal to the exposure Property Manager gives other available residential units and retail space in similar projects owned, leased, managed or operated by Property Manager or an Affiliate, and Owner shall have the right to terminate this

Agreement pursuant to Section 10.02(e) below if Property Manager fails so to do. The parties also intend that the Property Manager shall be obligated to use reasonable efforts to retain existing tenants at the Property, and Owner shall have the right to terminate this Agreement pursuant to Section 10.02(e) below if Property Manager fails so to do.

9.04.    No Sales Brokerage Agreement. There are no sales brokerage agreements between Owner and Property Manager; Property Manager has no brokerage agreement or understanding (exclusive or otherwise) with respect to the sale of all or part of the Property on behalf of Owner; and in the event that Owner effects a sale of the Property, whether on its own or through the use of others, brokers or otherwise, Property Manager shall be entitled to no compensation, fee or commission or other payment on account of such sale under this Agreement. Unless specifically approved by Owner, Property Manager shall have no right to obligate Owner for the payment of any fees or commissions to any outside real estate agent or broker for tenant leases. Except as expressly provided to the contrary elsewhere herein or as otherwise approved by Owner in writing, Property Manager shall be fully responsible for any compensation due employees of Property Manager and any real estate brokers cooperating with Property Manager. Property Manager shall indemnify and hold Owner harmless with respect to any action, proceeding, claim, liability, loss, cost or expense (including reasonable attorneys’ fees) arising in connection with any claim for brokerage or finder’s fees or any other like payment payable as a result of a breach under this Section 9.04 by Property Manager. Property Manager’s obligations with respect to the foregoing indemnity shall survive the expiration or earlier termination of this Agreement.

9.05.    Confidentiality. Except as may be otherwise required by law, Property Manager and Owner shall maintain the confidentiality of all matters pertaining to this Agreement and all operations and transactions relating to the Property.

9.06.    Property Manager Not to Pledge Owner’s Credit. Property Manager shall not, except in the purchase of goods, wares, merchandise, materials, supplies and services reasonably required in the ordinary course of business in the operation of the Property or as may be otherwise required in the performance of its obligations under this Agreement and in either case as previously approved by Owner, pledge the credit of Owner; nor shall Property Manager, in the name or on behalf of Owner, borrow any money or execute any promissory note, installment purchase agreement, bill of exchange or other obligation binding on Owner or the Property.

9.07. Representations	and Warranties.

(a)        Property Manager represents and warrants that (i) Property Manager has full power, authority and legal right to execute, deliver and perform this Agreement and to perform all of its obligations hereunder and (ii) the execution, delivery and performance of all or any portion of this Agreement do not and will not (x) require any consent or approval from any governmental authority, (y) violate any provisions of law or any government order or (z) conflict with, result in a breach of, or constitute a default under, the charter or bylaws of Property Manager or any instrument to which Property Manager is a party or by which it or any of its property is bound.

(b)        Owner represents and warrants that it has full power, authority and legal right to execute, deliver and perform this Agreement.

(c)        Property Manager acknowledges and agrees that Owner is relying upon the representations and warranties set forth in Sections 9.07 (a) in entering into this Agreement, and Owner acknowledges and agrees that Property Manager is relying upon the representations and warranties set forth in Section 9.07 (b) in entering into this Agreement.

ARTICLE 10.             TERMINATION.

10.01.   Termination by Owner Without Cause. This Agreement may be terminated by Owner at any time without cause and upon written notice to Property Manager by Owner, effective thirty (30) days from the date of such notice, which shall be considered the effective date of termination.

10.02.   Termination by Owner for Cause. This Agreement may be terminated by Owner (or the Property Manager may be required by Owner to change its personnel assigned as Property Manager for the Property) at any time during the term hereof upon written notice to Property Manager effective immediately for any of the following causes:

(a)         If Property Manager shall suspend or discontinue business;

(b)         If a court shall enter a decree or order for relief in respect of Property Manager in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal, state or foreign bankruptcy, insolvency or other similar law, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Property Manager or for any substantial part of its property, or for the winding-up, dissolution or liquidation of its affairs, and such decree or order shall continue unstayed and in effect for a period of sixty (60) consecutive days or if Property Manager shall consent to any of the foregoing;

(c)         If Property Manager shall commence a voluntary case or action under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy insolvency or other similar law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Property Manager or for any substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing that it is unable, or fail generally to pay its debts as such debts become due, or take action in furtherance of any of the foregoing;

(d)         If Property Manager is grossly negligent or engages in willful misconduct with respect to its duties or obligations to Owner under this Agreement; or

(e)         If Property Manager commits any other material default in the performance of any of its obligations under this Agreement, unless such default is cured with thirty (30) days after written notice of such default is given to Property Manager, or, if not curable within thirty (30) days, commenced within such thirty (30) days and diligently prosecuted to completion.

10.03.   Termination by Property Manager. This Agreement may be terminated by Property Manager, without cause, upon ninety (90) days’ written notice to Owner. This Agreement may be terminated by Property Manager for cause if Owner commits any material default in the performance of any of its obligations under this Agreement, including, without limitation, its obligation to pay to Property Manager any fees due and payable under Section 3.01 above, and such default shall continue for a period of thirty (30) days after notice thereof by Property Manager to Owner.

10.04.   Orderly Transition. In the event of any termination or expiration of this Agreement, Property Manager shall use its best efforts to effect an orderly transition of the management and operation of the Property to an agent designated by Owner and to cooperate with such agent. Upon termination or expiration of this Agreement, Property Manager’s rights, if any, to withdraw funds from any account which contains funds collected in connection with the Property shall terminate. Property Manager shall remove all signs that it may have placed at the Property containing its name and repair any resulting damage. In addition, Property Manager shall deliver the following to Owner on or before thirty (30) days following the termination or expiration date:

(a)        A final report, reflecting the balance of income and expenses for the Property as of the date of termination or expiration; and

(c)        All keys, property, supplies, records, contracts, drawings, leases and correspondence, in existence at the time of termination or expiration and all other papers or documents pertaining to the Property. All data, information and documents shall at all times be the property of Owner.

10.05.   Rights Which Survive Termination or Expiration. Termination and/or expiration of this Agreement shall in no event terminate or prejudice any right arising out of or accruing in connection with the terms of this Agreement attributable to events and circumstances occurring prior to termination or expiration of this Agreement, and/or all rights and obligations specified in this Agreement to survive such termination and/or expiration.

ARTICLE 11.             MISCELLANEOUS.

11.01.   Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State in which the property is located without going effect to the conflict of law principles of such State.

11.02.   Table of Contents and Headings. The Table of Contents preceding this Agreement and the headings of the various articles and sections of this Agreement have been inserted for convenient reference only and shall not have the effect of modifying or amending the express terms and provisions of this Agreement.

11.03.   Entire Agreement. This Agreement contains the entire agreement between the parties with regard to the subject matter hereof, and this Agreement shall not be amended, modified or cancelled except in writing signed by both parties or by their duly authorized agents.

11.04.   Successors and Assigns. All terms, conditions and agreements herein set forth shall inure to the benefit of, and be binding upon the parties, and any and all of their respective permitted heirs, successors, representatives and assigns. Notwithstanding the foregoing, this Agreement may not be assigned by Property Manager nor shall Property Manager delegate any of its duties hereunder without Owner’s prior written consent, which consent may be granted or withheld in Owner’s sole and absolute discretion. Any attempted assignment or delegation by Property Manager hereunder in violation of this Section 11.04 shall be null and void and of no force or effect.

11.05.   Waiver. The failure of either party to insist upon a strict performance of any of the terms or provisions of this Agreement or to exercise any option, right or remedy herein contained, shall not be construed as a waiver or as a relinquishment for the future of such terms, provisions, option, right or remedy, but the same shall continue and remain in full force and effect. No waiver by either party of any terms or provisions hereof shall be deemed to have been made unless expressed in writing and signed by such party. In the event of consent by Owner to an assignment of this Agreement, no further assignment shall be made without the express written consent of Owner.

11.06.   Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws. However, if any provision of this Agreement is invalid under any applicable law, such provision shall be ineffective only to the extent of such invalidity without invalidating the remaining provisions of this Agreement and, to the fullest extent possible, this Agreement shall be interpreted so as to give effect to the stated written intent of the parties.

11.07.	Time. Time is of the essence of this Agreement.

11.08.   Attorneys’ Fees. In the event of any legal or equitable proceeding for enforcement of any of the terms or conditions of this Agreement, or any alleged disputes, breaches, defaults or misrepresentations in connection with any provision of this Agreement, the prevailing party in such proceeding, or the non-dismissing party where the dismissal occurs other than by reason of a settlement, shall be entitled to recover its reasonable costs and expenses, including without limitation reasonable attorneys’ fees and costs, paid or incurred in good faith at the pre-trial, trial and appellate levels, and in enforcing any award or judgment granted pursuant thereto. Any award, judgment or order entered in any such proceeding shall contain a specific provision providing for the recovery of attorneys’ fees and costs incurred in enforcing such award or judgment, including without limitation (a) post-award or post-judgment motions, (b) contempt proceedings, (c) garnishment, levy, and debtor and third party examinations, (d) discovery and (e) bankruptcy litigation. The “prevailing party”, for purposes of this Agreement, shall be deemed to be that party that obtains substantially the result sought, whether by dismissal, award or judgment.

11.09.   Further Acts. Owner and Property Manager shall execute such other documents and perform such other acts as may be reasonably necessary and/or helpful to carry out the purposes of this Agreement.

11.10.   No Advertising. No publication, announcement or other public advertisement of the name of Owner in connection with the Property shall be made by Property Manager, except as may be required by applicable law or with the prior written consent of Owner.

11.11.   Signs. Signs and building directories are prohibited unless specifically approved by Owner. Property Manager may place reasonable leasing signs as required with the prior approval of Owner. All signs must meet all requirements of local sign codes and ordinances.

11.12.   Owner Exculpatory Clause; Waivers of Jury Trial and Punitive Damages. Property Manager agrees that no principal, officer, director, shareholder, partner, member, investor, manager, representative, trustee, officer, employee or agent of Owner or of its members or partners shall be personally liable for any of the obligations of Owner hereunder and that Property Manager must look solely to the assets of Owner for the enforcement of any claims against Owner arising hereunder. In addition, Property Manager hereby waives in connection with any such claim any right it may have to a jury trial and any punitive or consequential damages.

11.14.   Notices. Any notice required or desired to be given under this Agreement shall be given in writing and shall be deemed sufficiently given and served for all purposes when personally delivered or delivered by any generally recognized courier, or by certified or registered mail, addressed to the appropriate address shown below. Any notice given by depositing it in the United States mail as certified or registered mail, postage prepaid, shall be deemed given five (5) business days after deposit.

Owner:	KBS Legacy Partners Lombard LLC c/o KBS Capital Advisors, LLC 620 Newport Center Drive, Suite 1300 Newport Beach, California 92660 Attn: David Snyder

With a copy to:	KBS Legacy Partners Lombard LLC c/o Legacy Partners Residential Realty LLC 7525 SE 24th Street, Suite 180 Mercer Island, WA 98040 Attn: Kerry Nicholson

With a copy to:	KBS Legacy Partners Lombard LLC c/o Legacy Partners Residential Realty LLC 4000 E. Third Avenue, Sixth Floor Foster City, California 94404 Attn: W. Dean Henry/Guy K. Hays

Property Manager:	RMK Management Corporation 1 N Franklin Suite 700 Chicago, IL 60606 Attn: Diana J. Pittro

With a copy to:	RMK Management Corporation 1 N Franklin Suite 700 Chicago, IL 60606 Attn: Anthony Rossi Sr.

Legacy:	Legacy Partners Residential, Inc. 4000 E. Third Avenue, Sixth Floor Foster City, California 94404 Attn: Carol Foster

With a copy to:	Legacy Partners Residential, Inc. 4000 E. Third Avenue, Sixth Floor Foster City, California 94404 Attn: W. Dean Henry/Guy K. Hays

11.15.   Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument, but all such executed counterparts together shall constitute one and the same instrument.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the Effective Date.

OWNER:	KBS LEGACY PARTNERS LOMBARD LLC, a Delaware limited liability company

	By:	KBS LEGACY PARTNERS PROPERTIES LLC, a Delaware limited liability company, its sole member

		By:	KBS LEGACY PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership, its sole member

			By:	KBS LEGACY PARTNERS APARTMENT REIT, INC., a Maryland corporation, its sole general partner

By:/s/ Guy K. Hays
Name: Guy K. Hays Title: Executive Vice President

PROPERTY MANAGER:		RMK MANAGEMENT CORPORATION, an Illinois corporation

		By:	/s/ Diana Pittco

Name:	Diana Pittco
Its:	EVP

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

PARCEL 1:

TRACT B OF COVE LANDING ASSESSMENT PLAT NO. 2 OF TRACT 9 IN COVE LANDING ASSESSMENT PLAT OF THE WEST  1/2 OF THE SOUTHEAST 1/4 (EXCEPT THE NORTH 660.00 FEET THEREOF AND EXCEPT THE NORTH 31 ACRES OF THAT PART THEREOF LYING SOUTH OF THE NORTH 660.00 OF SAID WEST  1/2 OF THE SOUTHEAST  1/4 AND EXCEPT THAT PART OF THE SOUTH 50.00 FEET AS MEASURED PERPENDICULAR TO AND PARALLEL WITH THE SOUTH LINE OF THE WEST  1/2 OF THE SOUTHEAST  1/4, LYING EAST OF THE WEST 25.00 FEET THEREOF AND LYING WEST OF THE EAST 300.00 FEET THEREOF) OF SECTION 19, TOWNSHIP 39 NORTH, RANGE 11 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN DUPAGE COUNTY, ILLINOIS.

PARCEL 2:

EASEMENTS FOR INGRESS AND EGRESS TO AND FROM FINDLEY ROAD OVER THE WALKWAYS AND ROADWAYS CONSTRUCTED OR TO BE CONSTRUCTED ON PORTIONS OF THE PROPERTY ADJACENT TO PARCEL 1 ON THE WEST AND NORTH AS SET FORTH IN THAT CERTAIN DECLARATION OF EASEMENTS AND LICENSE RECORDED AS DOCUMENT R71-18281 WHICH RIGHTS WERE CONVEYED BY DEED RECORDED SEPTEMBER 24, 1987 AS DOCUMENT R87-140825.

PARCEL 3:

NON-EXCLUSIVE EASEMENT FOR INGRESS AND EGRESS OVER THE “FINDLEY ROAD ACCESSWAYS” AS SET FORTH IN THAT CERTAIN DEVELOPMENT AGREEMENT RECORDED JUNE 29, 2001 AS DOCUMENT R2001-131054.

A-1

EXHIBIT B

RENTAL GUIDELINES

Property Manager may enter into new leases for space at the Property and renew or extend existing leases without Owner’s prior written consent provided that each such lease:

1)	for residential apartment units:

a)	is documented using, and does not materially deviate from, the standard lease form attached as Exhibit C to this Agreement, other than changes required by law or any governmental agency; and

b)	shall be for initial terms of at least six (6) months and not more than twelve (12) months, unless a longer lease is included in the Annual Business Plan.

2)	provides for rental rates and terms no less than the suggested daily rates provided by YieldStar unless otherwise approved by Owner.

3)	is not for a corporate apartment unit except that the Property Manager may enter into an arms-length lease for corporate apartment units of up to ten percent (10%) of the total number of apartment units, unless the Annual Business Plan provides for more than ten percent (10%) of the total number of apartment units to be available as corporate apartment units; provided, however, unless otherwise approved by Owner Property Manager will not allow more than 10 corporate leases to expire in any given month.

4)	is an arms-length transaction with a tenant that is not an Affiliate of Owner or Property Manager (with the exception of apartment units which may be leased to employees of an Affiliate of the Owner or Property Manager as designated in, and at rental rates no less than those set forth in, the Annual Business Plan).

5)	Equal Housing Opportunity: Property Manager will do business in accordance with the Federal Fair Housing Law.

6)	Resident Income: Except as approved by Owner in writing, prospective residents will have monthly income which will at a minimum be three times the monthly rent.

7)	Credit: All prospective residents must have satisfactory credit as determined in the best judgment of Property Manager. As evidence of prospective residents’ satisfactory credit history, Property Manager shall procure a background check and credit report for prospective tenants from a national reporting agency.

8)	Employment: Property Manager shall confirm employment and salary for prospective tenants for at least the prior three years by, among other satisfactory methods, contacting prior employers of prospective tenants.

9)	Previous Residence: If appropriate, Property Manager shall confirm satisfactory residency for prospective tenants, including without limitation, contacting previous landlords of prospective tenants.

10)	Rental Guideline Changes: Any material changes in the above guidelines shall be submitted to the Owner for review and approval.

B-1

EXHIBIT C

STANDARD RESIDENTIAL LEASE FORM

C-2

Distributed By AMERICAN LEGAL FORMS CHICAGO, IL 312-332-1922 Revised January 2003	No. 101 APARTMENT LEASE Unfurnished	SANFORD KAHN Copyright 1981 180 N. LaSalle All Rights Reserved

DATE OF LEASE	TERM OF LEASE		MONTHLY RENT	SECURITY DEPOSIT

	BEGINNING	ENDING

LESSEE	LESSOR
NAME:

NAME:
APT. NO.
ADDRESS OF	ADDRESS:
PREMISES:
CITY:	CITY:

In consideration of the mutual agreements and covenants herein stated, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, for a private dwelling, the Apartment designed above, together with the fixtures and appliances belonging thereto, for the above Term.

ADDITIONAL COVENANTS AND AGREEMENTS (if any) BEFORE MOVING A SIXTY (60) DAY WRITTEN NOTICE IS REQUIRED PRIOR TO THE LEASE EXPIRATION DATE. As required by Illinois state law, Leasing Consultant is acting as agent for the owner. In the event this lease is not fulfilled all bonuses and concessions must be repaid. Renters Insurance, Mold Information & Prevention, Utility Billing, Drug Free Housing and Rules and Regulations to be made part of this lease agreement.

*

LESSEE	LESSOR (As Agent for Owner)
(SEAL)	(SEAL)

(SEAL)	(SEAL)

LEASE COVENANTS AND AGREEMENTS

1. RENT: Lessee shall pay to the Lessor or Lessor’s agent the monthly rent set forth above on or before the first day of each and every month in advance at Lessor’s address stated above or such other address as Lessor may designate in writing. The time of each and every payment of rent is of the essence of the Lease and the obligation to pay rent is an independent covenant and cannot be deducted or set off.

2. LATE CHARGES: The monthly rent shall be increased $50.00 if paid after the 5th of the month. An additional charge of $5.00 shall be incurred each day after the 6th of the month until payment has been made in full. Rent shall be considered received, if mailed, on the date of receipt. A fee of $50.00 shall be paid by the Lessee for each returned check.

3. SECURITY DEPOSIT: Lessee has deposited with Lessor the security deposit as set forth above, to be retained by Lessor to ensure that Lessee shall fully perform each and every term and obligation provided in this Lease. If Lessee fully performs each and every obligation as provided in this lease and pays all sums due to Lessor, then Lessor, after the Lessee has surrendered possession of the premises and has delivered the keys thereto, shall refund said deposit to Lessee, including interest, if any is required by law. If Lessee has failed to perform or comply with any of the provisions in this Lease, then Lessor shall deduct any damages from the security deposit. The security deposit shall not be treated as an advance payment of rent, and Lessee may not apply the security deposit as rent.

4. POSSESSION: If Lessor cannot give Lessee possession on the date fixed for commencement of the term, this Lease shall remain in full force and effect, and Lessor shall not be liable except that the rent shall be abated until such time as the premises are available for Lessee’s occupancy.

performance of any of the covenants or agreements herein contained, Lessor or his agents, at his option, may terminate this Lease, and, if abandoned or vacated, may re-enter the premises. Lessee hereby waives all notice of any election by Lessor hereunder, demand for rent, notice to quit, demand for possession, and any and all notices and demands which may or shall be required by any statute of this State relating to forcible entry and detainer, or to landlord and tenant. Non-performance of any of Lessee’s obligations shall, without notice, constitute a default and forfeiture of this Lease, and Lessor’s failure to take action on account of Lessee’s default shall not constitute a waiver of said default.

16. NOTICES: If Lessor or his agent elects to serve a demand or notice, any demand or notice may be served by delivering a copy to the Lessee, or by leaving the same with some person above the age of twelve years, residing on or in possession of the premises; or by sending a copy of said notice to the Lessee by certified mail. The mailing of same shall constitute delivery; or if no one answers the door, by posting the same on Lessee’s door to the premises.

17. FIRE AND CASUALTY: If the premises shall be rendered unrentable by fire or by other casualty, Lessor may, at his option, terminate this Lease or repair said premises within sixty days. In the event the building has been completely destroyed or Lessor does not within said sixty days repair the premises, then this Lease shall be terminated.

18. DISHONOR: In the event that Lessee’s rental payment is dishonored when negotiated by Lessor or his agents, Lessor shall have no obligation to redeposit same, and reserves the right to demand that all future rental payments be made by money order or certified funds. Lessee shall pay Lessor the sum of $50.00 as additional rent for any dishonored payment.

19. SURRENDER OF PREMISES AND RETURN OF POSSESSION: At the termination of this Lease, by lapse of time or otherwise, Lessee shall yield up and surrender immediate possession to Lessor, and deliver all keys to Lessor or his agent. If Lessee fails to vacate the premises upon termination then:

(A) If Lessor files a statutory forcible entry and retainer action for possession based upon Lessee’s failure to vacate the premises, then Lessee shall pay Lessor a sum equal to double the amount of rent herein set forth as liquidated damages for the time that possession is withheld; or

(B) Lessor may, by giving Tenant written notice thereof, extend the term of this Lease upon all the terms and conditions herein for one year, but with a rental of 20% greater than the rental contained herein; or

(C) If Lessor fails to provide written notice to Lessee of Lessor’s election under (B), Lessee shall become a month-to-month tenant, upon all the terms and conditions contained herein. Lessee shall also compensate Lessor for any and all damages named by Lessor by virtue of Lessee’s failure to vacate the said premises in accordance with the terms of this lease. The payment or acceptance of rent after termination of the lease, shall not extend the lease.

20. EMINENT DOMAIN: If the whole or a substantial portion of the premises is condemned by any competent authority for any public use or purpose, this Lease shall be terminated. No compensation shall be payable to Lessee by Lessor and Lessee shall not be entitled to share in the award or compensation received by Lessor.

21. RENT AFTER BREACH: The payment or acceptance of rent after it becomes due, or after service of any notice or the commencement of a lawsuit, or after any judgment, or after knowledge of any breach by Lessee, or after expiration of this Lease, shall not extend this lease, nor waive or affect said notice, lawsuit, judgment, or the rights conferred therein to the Lessor.

22. LEGAL EXPENSES: Lessee shall pay all costs, expenses and attorneys fees which shall be incurred or expended by Lessor due to Lessee’s breach of the covenants and agreements of this Lease.

23. SMOKE/CARBON MONOXIDE DETECTORS: Lessee acknowledges that at the time of obtaining initial possession of the premises, all smoke/carbon monoxide detectors required to be installed in the premises have been installed and are in good working order. Lessee agrees to repair and maintain the smoke/carbon monoxide detector devices including replacement of the energy source when needed.

24. JOINT OBLIGATIONS: The words “Lessor” and “Lessee” when used in this Lease shall be construed to be plural if more than one person comprises either party to this Lease, and each shall be jointly and severally obligated to perform all of the terms and conditions of this Lease.

25. BINDING ON HEIRS: All covenants contained herein shall be binding upon and inure to the benefit of Lessor and Lessee and their respective heirs, executors, administrators, assigns and successors.

26. REMEDIES CUMULATIVE: The Lessor’s rights and remedies under this Lease are cumulative. The exercise of any one or more thereof shall not exclude nor preclude Lessor from exercising any other right or remedy.

27. SEVERABILITY CLAUSE: If any clause, provision or portion of this Lease shall be ruled invalid or unenforceable, said decision shall not invalidate nor render unenforceable the remainder of this Lease.

28. STORAGE: Lessor shall not be obligated to provide Lessee storage, nor shall Lessor be responsible for any loss or damage to Lessee’s property which may have been placed in a storage area.

29. INSURANCE: Lessor is not an insurer of Lessee’s property. Lessee shall carry sufficient insurance to insure all of Lessee’s property located on Lessor’s premises.

30. SUBORDINATION: Lessee will not do any act which shall encumber Lessor’s title to the premises, and if Lessee causes a lien to be placed on the title, or premises, Lessor may discharge the lien and Lessee will reimburse Lessor the amount Lessor expended. This lease shall not be recorded by Lessee and is, and shall be, subordinate to any present or future mortgages now, or hereafter, placed on the premises.

31. RULES AND REGULATIONS: Lessee shall observe and abide by the Rules and Regulations set forth in this Lease, and agrees to be bound by and comply with any further reasonable rules and regulations as may be established by the Lessor.

ASSIGNMENT BY LESSOR

In consideration of One Dollar to the undersigned in hand paid, and of other good and valuable consideration, the receipt of which is hereby acknowledged, Lessor hereby transfers, assigns and sets over to                                          all right, title and interest in and to the above Lease and the rent thereby reserved, except rent due and payable prior to                                         ,                     .

Dated , .
(SEAL)

(SEAL)

GUARANTEE

In consideration of One Dollar and other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned Guarantor hereby guarantees the payment of rent and performance by Lessee, Lessee’s heirs, executors, administrators, successors or assigns of all covenants and agreements of the above Lease.

Dated , .
(SEAL)

(SEAL)

RMK Management Corporation

CONCESSION AGREEMENT

                                                                                                                            hereby grants concessions in the amount of

$         to

                                                                                                                                                                            ,

in apartment #                     located at                                          in

                             ,

                    ,                     .

An entire lease term must be fulfilled to be entitled to receive any concessions as part of the lease agreement.

If the full term of the lease is not fulfilled, Lessee must refund the total dollar amount of the concession to the Lessor, by Certified Check or Money Order, prior to vacating the above stated address, Lessee’s Security Deposit cannot be used to offset the balance due to the Lessor.

During the original lease, if a job transfer clause is utilized and the concession has already been issued, it will be added to the agreement of the transfer clause in order for the terms to be fulfilled. Notwithstanding the foregoing, the lease shall not be terminated and the transfer clause shall be of no force or effect in the event the terms are not fulfilled.

If the apartment is relet and the lease term is fulfilled in full force and effect this does not apply.

All other terms and conditions of the Lease remain in full force and effect.

Signature of Lessee	Signature of Lessor (As Agent for Owner)

Date:	Unit #:

DRUG-FREE HOUSING ADDENDUM

In consideration of the execution of a lease of the dwelling unit identified in the lease, Owner and Resident agree as follow:

1.	Resident, any member of resident’s household, or guest or other person under the Resident’s control shall not engage in criminal activity, including drug related criminal activity, on or near property premises. “Drug-related criminal activity” means the illegal manufacture, sell distribute, or use of a controlled substance (as defined in section 102 of the Controlled Substance Act (21 U>S>C> 812)).

2.	Resident or any member of the resident’s household, or guest or other person under the resident’s control shall not engage in any act intended to facilitate criminal activity, including drug-related activity, on or near the property premises.

3.	Resident or member of the household will not permit the dwelling unit to be used for, or to facilitate, criminal activity, including drug-related criminal activity, regardless of whether the individual engaging in such activity is a member of the household or guest.

4.	Resident or member of the household will not engage in the manufacture, sale, possession distribution of illegal drugs at any location, whether on or near property premises or otherwise.

5.	Resident or any member of the resident’s household, or guest or other person under their resident’s control shall not, engage in acts of violence or threats of violence, including, but not limited to, the unlawful discharge of firearms, on or near the property premises.

6.	VIOLATION OF THE ABOVE PROVISIONS SHALL BE A MATERIAL VIOLATION OF THE LEASE AND GOOD CAUSE FOR TERMINATION OF TENANCY. A single violation of any of the provision of this addendum shall be deemed a serious violation and a material noncompliance with the lease. It is understood and agreed that a single violation shall not require criminal conviction, but shall be by a preponderance of the evidence.

7.	In case of conflict between the provision of this addendum and any other provision of the lease, the provisions of the addendum shall govern.

8.	This lease addendum is incorporated into the lease executed this day between Owner’s Agent and Resident.

Signature of Lessee

Date:	Unit #:

Fitness Center Rider

The fitness center is to be used at your own risk. Absolutely no one under 18 years of age is allowed in the fitness center with or without adult supervision.

ASSUMPTION OF RISK AND RELEASE AGREEMENT – I, the undersigned, acknowledge that I am physically able to participate in fitness room activities.

ATTIRE- Proper workout clothes and gym shoes must be worn to utilize the fitness room.

EQUIPMENT- For the convenience of all residents, there is a 20-minute maximum time limit on all of the equipment if someone is waiting. Wipe down equipment after use with provided spray bottle.

                                          Management is not responsible for any items lost or left in the fitness room.

No smoking eating or drinking is allowed at any time in the fitness room. Alcoholic beverages are prohibited.

I have read and understand that Assumption of Risk and Release Agreement, and rules and regulations and policies. I agree to conform to and be bound by current and future rules, regulations and policies. I must conduct myself in a manner which management deems appropriate and agree not to be disruptive to other residents.

Signature of Lessee	Signature of Lessor (As Agent for Owner)

Unit #:	Date:

Health Rider

Should either Lessee become incapacitated or die during the term of this lease or any extension thereof, the lease may be terminated thirty (30) days after notice is given in writing by Lessee’s representative. Notice is to be given on the first day of any month following the occurrence. Simultaneously with service of notice of termination. Lessee shall pay Lessor as liquidated damages; a sum equal to one month’s rent. If this rider is being activated because Lessee is incapacitated, a physician’ s letter must be provided at time of notice.

Signature of Lessee	Signature of Lessor (As Agent for Owner)

Date:	Unit #:

RENTER’S INSURANCE REQUIREMENT

I/We the undersigned understand that it is mandatory by                                                                           Management Office to obtain renter’s insurance for my/our personal property.

I/We understand that                                                                                                    carries insurance that covers only property belonging to                                                                                                    such as carpeting, walls, etc.

Should damages occur to my personal property from an accident or emergency situation, I/We understand that replacement of, or repair to, shall be my/our responsibility.

I/We will be required to show proof of renters insurance on date of move in and renewal of every consequential lease term.

Signature of Lessee

Unit #:	Date:

Internet Usage Agreement

Cyber Cafe/Business Center offers searching and use of the World Wide Web, including a graphical browser and telnet, and the ability to print onto paper. We do not offer e-mail accounts.

Anyone wishing to use the Internet must abide by the Internet Policy and Internet Acceptable Use Rules. (Copies are available at the Management Office.)

All residents who want to use the Internet will sign a form in which they acknowledge they have received the rules and agree to abide by them.

No more than two residents may use one workstation at a time. Anyone under the age of 16 must be accompanied by a parent at the workstation.

Users must clear the screen after finishing the session.

We require that residents using electronic information networks such as the Internet do so within the guidelines of acceptable use.

The following activities are unacceptable:

•	Use of electronic information networks for any purpose, which results in the harassment of other users, other residents or staff.
•	Destruction of, damage to, or unauthorized alteration of computer equipment, software, or network security procedures.
•

Use of electronic information networks in any way, which violates a Federal, State or local law. Offenses Against Public Morals Subsection .02 “Obscenity (A) Elements of the offense. A person commits obscenity when, with knowledge of the nature or content thereof, or recklessly failing to exercise reasonable inspection which would have disclosed the nature or content thereof, he: (1) Sells, delivers, or provides, or offers or agrees to sell, deliver, or provide any obscene writing, picture, record, or other representation or embodiment of the obscene;”

•	Use of electronic information networks in anyway which violates the U.S. Copyright Law.
•	Use of electronic information networks in anyway which violates licensing and payment agreements between the property and network/database providers.
•	Unauthorized duplication of copy protected software or violation of software license agreements.
•	Behaving in a manner that is disruptive to other users, including, but not limited to, overuse of computer equipment, which serves to deny access to other users.
•

Violation of any aspect of either the Internet Policy or the Internet Acceptable Use Rules will result in immediate termination of the session. Repeated violations will result in the termination of Business Center/Cyber Cafe privileges.

Each resident will have unlimited access to the Internet per day during the hours that the facility is open unless someone else is waiting to use the computer. There is a 20-minute time limit when someone else is waiting.

Residents may be required to show identification to any member of                                                   employees/clubhouse attendants to verify residency.

Residents will be able to use the computers until the Business Centers/Cyber Cafe’s closes. Hours may vary. Please contact the management office for more details.

There is no charge for printing. Please limit your printing/coping to 20 pages per visit.

Residents may not use personal software or alter or attach equipment to the Clubhouse computers.

INTERNET

REGISTRATION AND USER AGREEMENT

I have read the policies covering the use of the Internet computers and agree to abide by the policies.

I agree to pay any repair or replacement costs of equipment or software damaged by myself or by minors for whom I am responsible.

I understand that                                                   Apartments is not responsible for any damage to personal disks due to system malfunction or any other reason.

I understand that copyright laws restrict duplication of copyrighted software, and I will follow all copyright laws.

I understand that the Internet does contain material of a controversial nature; that                                                   Apartments has no control in term of the Internet and its resources; and that                                                   Apartments assumes no responsibility for the quality, accuracy, or currency of the Internet. I am aware that most of the information found on the Internet is generated outside of                                                   Apartments. I will choose my access points with discrimination.

I understand that if I fail to abide by the Internet computer policies, I will lose eligibility for use of the Internet computer.

Signature of Lessee	Signature of Lessor (As Agent for Owner)

Unit #:	Date:

Disclosure of Information on Lead-Based Paint and/or Lead-Based Paint Hazards

Lead Warning Statement

Housing built before 1978 may contain lead-based paint. Lead from paint, paint chips, and dust can pose health hazards if not managed properly. Lead exposure is especially harmful to young children and pregnant women. Before renting pre-1978 housing, lessors must disclose the presence of known lead-based paint and/or lead-based paint hazards in the dwelling. Lessees must also receive a federally approved pamphlet on lead poisoning prevention.

Lessor’s Disclosure

(a)	Presence of lead-based paint and/or lead-based paint hazards (check (1) or (2) below):

(1)         Known lead-based paint and/or lead-based paint hazards are present in the housing (explain).

(2)         Lessor has no knowledge of lead-based paint and/or lead-based paint hazards in the housing.

(b)	Records and reports available to the lessor (check (1) or (2) below):

(1)         Lessor has provided the lessee with all available records and reports pertaining to lead-based paint and/or lead-based paint hazards in the housing (list documents below).

Lessor does not have lead based paint or lead-based paint hazards.

Records available at the rental office.

(2)         Lessor has no reports or records pertaining to lead-based paint and/or lead-based paint hazards in the housing.

Lessee’s Acknowledgment (initial)

(c)	Lessee has received copies of all information listed above.

(d)	Lessee has received the pamphlet Protect Your Family from Lead in Your Home.

Agent’s Acknowledgment (initial)

(e)	Agent has informed the lessee of the lessor’s obligations under 42 U.S.C.4852d and is aware of his/her responsibility to ensure compliance.

Certification of Accuracy

The following parties have reviewed the information above and certify, to the best of their knowledge, that the information they have provided is true and accurate.

Signature of Lessee	Signature of Lessor (As Agent for Owner)

Date:	Unit #:

Disclosure of Information on Lead-Based Paint and/or Lead-Based Paint Hazards

Lead Warning Statement

Housing built before 1978 may contain lead-based paint. Lead from paint, paint chips, and dust can pose health hazards if not managed properly. Lead exposure is especially harmful to young children and pregnant women. Before renting pre-1978 housing, lessors must disclose the presence of known lead-based paint and/or lead-based paint hazards in the dwelling. Lessees must also receive a federally approved pamphlet on lead poisoning prevention.

Lessor’s Disclosure

(a)	Presence of lead-based paint and/or lead-based paint hazards (check (1) or (2) below):

(1)         Known lead-based paint and/or lead-based paint hazards are present in the housing (explain).

(2)         Lessor has no knowledge of lead-based paint and/or lead-based paint hazards in the housing.

(b)	Records and reports available to the lessor (check (1) or (2) below):

(1)         Lessor has provided the lessee with all available records and reports pertaining to lead-based paint and/or lead-based paint hazards in the housing (list documents below).

Lessor does not have lead based paint or lead-based paint hazards.

Records available at the rental office.

(2)         Lessor has no reports or records pertaining to lead-based paint and/or lead-based paint hazards in the housing.

Lessee’s Acknowledgment (initial)

(c)	Lessee has received copies of all information listed above.

(d)	Lessee has received the pamphlet Protect Your Family from Lead in Your Home.

Agent’s Acknowledgment (initial)

(e)	Agent has informed the lessee of the lessor’s obligations under 42 U.S.C.4852d and is aware of his/her responsibility to ensure compliance.

Certification of Accuracy

The following parties have reviewed the information above and certify, to the best of their knowledge, that the information they have provided is true and accurate.

Signature of Lessee	Signature of Lessor (As Agent for Owner)

Date:	Unit #:

KEYS GIVEN

I/We the undersigned do acknowledge that we received the following keys upon moving in.

I/We the undersigned do understand that failure to return all issued keys upon move-out will result in charges.

Apartment keys

Access keys

Backdoor Keys

Garage Remote

Mailbox Keys

Signature of Lessee	Signature of Lessor (As Agent for Owner)

Date:	Unit #:

Mold Addendum

1.	ADDENDUM. This is an addendum to the Lease Contract executed by you, the resident(s), on the dwelling you have agreed to rent.

2.	ABOUT MOLD. Mold is virtually everywhere in our environment—both indoors and outdoors and in both new and old structures. Molds are naturally occurring microscopic organisms which reproduce by spores and have existed practically from the beginning of time. All of us have lived with mold spores all our lives. Without molds we would all be struggling with large amounts of dead organic matter.

3.	Molds break down organic matter in the environment and uses the end product for its food. Mold spores (like plant pollen) spread through the air and are commonly transported by shoes, clothing and other materials. When excess moisture is present inside a dwelling mold can grow. There is confliction scientific evidence as to what constitutes a sufficient accumulation of mold which could lead to adverse health effects. Nonetheless, appropriate precautions need to be taken.

4.	PREVENTING MOLD BEGINS WITH YOU. In order to minimize the potential for mold growth in your dwelling, you must do the following:

a.	Keep your dwelling clean particularly the kitchen, the bathroom(s), carpets and floors. Regular vacuuming, mopping and using a household cleaner to clean hard surfaces is important to remove the household dirt and debris that harbor mold or food for mold. Immediately throw away moldy food.

b.	Remove visible moisture accumulation on windows, walls, ceilings, floors and other surfaces as soon as reasonably possible. Look for leaks in washing machine hoses and discharge lines-especially if the leak is large enough for water to infiltrate nearby walls. Turn on any exhaust fans in the bathroom and kitchen before you start showering or cooking with open pots. When showering, be sure to keep the shower curtain inside the tub or fully close the shower doors. Also, the experts recommend that after taking a shower or bath, you: (1) wipe moisture off of shower walls, shower doors, the bathtub and the bathroom floor, (2) leave the bathroom door open until all moisture on the mirrors and bathroom walls and tile surfaces has dissipated; and (3) hang up your towels and bath mats so they will completely dry out.

c.	Promptly notify us in writing about any air conditioning or heating system problems you discover. Follow our rules, if any, regarding replacement of air filters. Also, if it is recommended that you periodically open windows and doors on days when the outdoor weather is dry (i.e., humidity is below 50 percent) to help humid areas of your dwelling dry out.

d.	Promptly notify us in writing about any signs of water leaks, water infiltration or mold. We will respond in accordance with state law and the Lease Contract to repair or remedy the situation, as necessary.

5.	IN ORDER TO AVOID MOLD GROWTH, It is important to prevent excessive moisture buildup in your dwelling. Failure to promptly pay attention to leaks and moisture that might get inside walls or ceilings can encourage mold growth. Prolonged moisture can result from a wide variety of sources, such as:

6.	Rainwater leaking from roofs, windows, doors and outside walls, as well as flood waters rising above floor level;

7.	Overflows from showers, bathtubs, toilets, lavatories, sinks, washing machines, dehumidifiers, refrigerator or A/C drip pans or clogged up A/C condensation lines;

8.	Leaks from plumbing lines or fixtures, and leaks into walls from bad or missing grouting/ caulking around showers, tubs or sinks;

9.	Washing machines hose leaks, plant watering overflows, pet urine, cooking spills, beverage spills and steam from excessive open-pot cooking;

10.	Leaks from clothing dryer discharge vents (which can put lots of moisture into the air); and

11.	Insufficient drying of carpets, carpet pads, shower walls and bathroom floors.

12.	IF SMALL AREAS OF MOLD HAVE ALREADY OCCURRED ON NON-POROUS SURFACES (such as ceramic tile, Formica, vinyl flooring, metal, wood or plastic), the federal Environmental Protection Agency (EPA) recommends that you first clean the areas with soap (or detergent) and water, let the surface dry, and then within 24 hours apply a pre-mixed, spray-on-type Disinfectant (original pine-scented), Tilex Mildew Remover or Clorox Cleanup. (Note: Only a few of the common household cleaners will actually kill mold). Tilex and Clorox contain bleach which can discolor or stain. Be sure to follow the instructions on the container. Applying biocides without first cleaning away the dirt and oils from the surface is like painting over old paint without first cleaning and preparing the surface.

Always clean and apply a biocide to an area 5 or 6 times larger than any visible mold because mold may be adjacent in quantities not yet visible to the naked eye. A vacuum cleaner with a high-efficiency particulate air (HEPA) filter can be used to help remove non-visible mold products from porous items, such as fibers in sofa’s, chairs, drapes and carpets- provided the fibers are completely dry. Machine washing or dry cleaning will remove mold from clothes.

1)

DO NOT CLEAN OR APPLY BIOCIDES TO: (1) visible mold on porous surfaces, such as sheetrock walls or ceilings, or (2) large areas of visible mold on non-porous surfaces. Instead, notify us in writing, and we will take appropriate action.

2)

COMPLIANCE. Complying with this addendum will help prevent mold growth in your dwelling, and both you and we will be able to respond correctly if problems develop that could lead to mold growth. If you have questions regarding this addendum, please contact us at the management office or at the phone number shown in your Lease Contract.

If you fail to comply with this Addendum, you can be held responsible for property damage to the dwelling and any health problems that may result. We can’t fix problems in your dwelling unless we know about them.

Please note: It is our goal to maintain a quality living environment for our residents. To help achieve this goal, it is important to work together to minimize any mold growth in your dwelling. That is why this addendum contains important information for you, and responsibilities for both you and us.

Signature of Lessor	Signature of Lessor (As Agent for Owner)

PACKAGE RELEASE FORM

I/We hereby authorize                                               Apartments to accept packages from anyone on my behalf. I/We will in no way hold                                          Management staff liable or responsible for any packages that may be signed for on my behalf.

It will be the responsibility of the carrier/deliverer to notify me that a package has been delivered.

I/We understand that packages that are not picked up at the Management office within seven days of receipt will be returned to the sender via the carrier.

Signature of Lessee	Signature of Lessor (As Agent for Owner)

Unit #:	Date:

APARTMENT OCCUPANT INFORMATION

DATE:

NAME:

CELL PHONE #:

E-MAIL ADDRESS:

SOCIAL SECURITY #:

DATE OF BIRTH:

DRIVERS LICENSE #:

BLDG. & APT.:

EMPLOYER:

ADDRESS:

CITY, STATE & ZIP CODE:

YEARLY INCOME:

PHONE:

EMERGENCY CONTACT:

ADDRESS:

CITY, STATE & ZIP CODE:

PHONE:

DRIVERS LICENSE COPIED:	YES ☐ NO ☐

PASSPORT COPIED:	YES ☐ NO ☐

PET ADDENDUM

1.  Lessee may have two (2) pets at least 1 year or older. Cats must be declawed and neutered. A picture of my pet(s) has been provided and is registered with the Lessor. Lessee must provide Lessor with a letter from their veterinarian stating age, weight, breed, and status of declaw and neutering. (No pet offspring are allowed)

2.  If this property permits dogs I understand that dogs are restricted to apartments in designated buildings and or floors. Lessee may have one dog at least one year of age subject to approval of Management in these designated apartments only. All breeds of dogs are acceptable, except Doberman Pinscher, Rottweiler, Pit Bull, American Staffordshire Terrier, German Shepherd, Chow Chow and Chihuahua. (For residents who own pets in our high rise buildings, there is a weight limit of 25 lbs as well as a breed restriction.)

3.  Lessee agrees to pay a $         non-refundable fee per pet as well as $20.00 per month pet rent per pet.

4.    Lessee hereby represents and warrants that the registered pet has been properly licensed and inoculated as required by local laws and ordinances. Lessee agrees to maintain such licensing and inoculation of the pet and furnish the Management with evidence thereof promptly upon request.

5.    Lessee hereby agrees to display identification tags on the pet at all times. Management reserves the right to remove from the premises any pets not displaying these tags. Pets must be on a leash any time the pet is outside of the apartment. Pets found roaming loose on the property will be picked up by Management or its’ agent and sent to the nearest animal pound at the pet owner’s expense.

6.  Lessee shall be responsible for any personal injury caused by the pet or any damage, destruction, or loss caused by the pet to the leased premises, furnishings, or other property of the community.

7.    No cats or dogs are permitted in the recreation areas, clubhouse, pool areas, or common grounds property. Pets are restricted to designated “Pet Walk” areas only (See attached map.) Lessee shall not at any time |eave the pet alone on a patio or balcony unattended or staked at any time. Pets are to be carried by hand to and from the apartment to the designated pet walk areas.

8.  Lessee is responsible for the removal and disposal of the pet’s litter. Litter waste is to be placed in a double-wrapped sealed bag and properly disposed. No loose litter is to be left on the ground or thrown into garbage dumpsters. No litter of any kind is to be flushed into the plumbing system.

9.  Lessee agrees to remove or evict the pet from the leased premises for the balance of the leased term if the pet is or becomes a nuisance or annoyance or interferes with the rights or enjoyments of other residents. Management reserves the right to revoke this consent for occupancy for the above or for any similar reason.

This addendum is to be incorporated and made part of the Apartment Lease Agreement. I understand the above statements and agree to comply with all the terms set forth and I have read and understand the same. I understand that my financial responsibility, as a result of any damages incurred is not limited to the pet fee or security deposit.

I agree to abide by the rules set forth by the Lessor and realize that any violations may cause termination of my lease or the revoking of permission to have a pet upon ten (10) days written notice at any time.

Signature of Lessee	Signature of Lessor (As Agent for Owner)

Date:	Unit #:

NAME OF RESIDENT:

APARTMENT NUMBER:

NAME OF PET:

TYPE (DOG OR CAT):

BREED:

AGE:

HEIGHT:

WEIGHT:

DESCRIPTION (MARKINGS, TAGS, ETC.):

ATTACH PICTURE:

RULES AND REGULATIONS

1.	No dogs, cats, or other animals shall be kept or allowed on the premises except with the Lessor’s prior written consent.

2.	No additional locks or other similar devices shall be attached to any door without Lessor’s written consent.

3.	Lessee shall not install or operate any machinery, refrigeration or heating devices or use or permit onto the premises any inflammable fluids or materials which may be hazardous to life or property.

4.

Hallways, stairways, and elevators shall not be obstructed or used for any purpose other than ingress and egress for the building, nor shall children be permitted to play in the common areas, nor shall Lessee place or store any items in the hallways or common areas of the building.

5.

No musical instrument shall be played and no radio or television set shall be operated at any time in such manner as to disturb or annoy other occupants of the building, nor shall other noises be made which will disturb or annoy any occupants of the building. Operation of electrical devices, which interfere with radio or television reception, is not permitted.

6.	Odorous cooking which can be detected outside of leased premise (such as pungent spices) is not permitted.

7.	Lessee shall cook only in the kitchen and shall not barbecue on balconies or terraces.

8.	Proper attire shall be worn at all times in the common areas of the buildings.

9.	Laundry rooms and laundry equipment shall be used in such a manner and at such time as Lessor directs.

10.	All moving and delivery shall be through the rear entrance, stairway or service elevator at hours designed by Lessor.

11.	Lessee shall maintain the smoke and Carbon Monoxide detectors, and replace the batteries when necessary. Lessee shall not tamper or alter life safety devices.

12.	Lessee shall not install or maintain a washer, dryer or dishwasher on the premises without Lessor’s prior written consent. Lessee shall not run water for an unreasonable length of time.

13.	Washrooms shall not be used for any purpose other than that for which they are designed. No sanitary items, rubbish, rags, or injurious items shall be placed in plumbing facilities or receptacles.

14.	Lessee shall not place nor permit any article or antenna outside of the windows, on the exterior walls, or on the roof of the Building, without written consent from management.

15.	Lessee shall not place, erect or install any signs or advertisements on the windows, nor on any part of the building or premises.

16.	All garbage or refuse shall be securely wrapped and placed in designated rubbish chutes, dumpsters or the recycle bins.

17.	Waterbeds are not permitted in the premises without Lessor’s written consent and proof of annual insurance.

18.	Lessee shall be responsible for all light bulbs replaced within the unit during their lease term.

19.	Lessee shall not interfere in any manner with the heating or lighting or other fixtures in the building nor run extension cords or electrical appliances in violation of the Building Code.

20.	Lessee shall not solicit, canvass nor conduct any door-to-door activities on the premises.

21.

Lessee shall be responsible for the conduct and actions of all persons residing with or visiting Lessee. Lessor has the right to bar individuals from the premises. You must inform guests of all the lease provisions regarding use of the premises and all rules and regulations. If these provisions are violated by your guests, they may be barred and/or arrested for criminal trespassing, after they have received a barred notice and then have been placed on a barred list by Lessor. If you violate the lease or any of the rules and regulations, it is grounds for termination of your tenancy.

22.

Lessee or members of Lessee’s household will not permit the apartment to be used for, or to facilitate criminal activity, including drug related criminal activity, regardless of whether the individual engaging in such activity is a member of the household or a guest.

23.	All wallpaper must be strippable and removed by Lessee. Should Lessee paint the interior walls, it is lessee’s responsibility to restore the interior walls to the original color and texture.

24.

In the event Lessee installs draperies or any other apartment fixtures or apartment decorations on or against the exterior windows of the apartment, they shall be on the inside of the window shades, blinds, or such standard window covering that the Lessor provides.

25.

Cars may not be repaired, washed or worked upon within the community. Cars not properly licensed or inoperable will be towed at Lessee’s expense. Commercial vans, trucks, recreational vehicles and motorcycles are prohibited from parking on the property.

26.	The following charges will be made for keys or transmitters which are not returned at the lease expiration or must be replaced during the term of the tenancy:

Keys -$10 per key Common Area Access Keys - $50 Garage Transmitter-$50 Lock Change -$50

27.

Should lessee be locked out after 10:00 pm there will be a $25.00 fee payable at the time maintenance provides access to the locked apartment. If Lessee loses apartment or building keys, plus additional keys, or through Lessee’s fault is locked out of Lessee’s apartment, Lessor may bill Lessee at the current charges in effect for key replacement or lockout service.

28.	Lessee shall not discard any items (such as trash, cigarette butts etc.) from windows, balconies, doors or vehicles.

29.	Patios and balconies are not intended for storage. Lessee shall maintain a clutter free patio or balcony.

30.	Grilling is only permitted in designated areas. Type and size of grills are mandated by local City and Village ordinances.

31.	Our community prides itself for the beautiful landscaping and grounds. In order to maintain this we ask that Lessee not feed the wildlife.

32.	If at anytime you are found parking in a garage illegally there will be a fine of $75.00, in addition your vehicle may be towed at your expense.

33.	All amenities utilized in the community are at your own risk. Management assumes no responsibility for injuries attained by the use of the equipment.

34.	Bicycles shall be stored in the areas designated and shall not be transported through common areas.

35.	No unsightly or unsanitary practices which could undermine the sanitation, health or appearance of the building interior or exterior will be permitted. Any Lessee or visitor of Lessee caught damaging or destroying community property will be grounds for termination on tenancy.

36.	If the building is services by an elevator, Lessee must reserve move-in and move-out times in accordance with the Lessor’s policies.

37.	Lessee hereby authorizes Management to accept packages from anyone on my behalf. Lessee will in no way hold Management staff liable or responsible for any packages that may be signed for on my behalf. It is the responsibility of the carrier/deliverer to notify me that a package has been delivered. Lessee understands that packages that are not picked up at the Management office within seven days of receipt will be returned to the sender via the carrier.

Signature of Lessee

Apartment #	Date:

SATELLITE DISH AND ANTENNA AGREEMENT

I intend to install a satellite dish or external antenna outside my leased premises and have provided the following information:

☐	Additional $100.00 security deposit paid

☐	Provided a copy of liability insurance in the amount of $500,000 per occurrence and $1,000,000 general aggregate from the qualified installation person/company

☐	Provided a copy of personal liability insurance in the amount of $100,000

☐	Signed copy of the Satellite Dish and Antenna Rules and Regulations

SATELLITE DISH AND ANTENNA RULES AND REGULATIONS

Under a Federal Communications Commission order, you as our resident have a limited right to install a satellite dish or receiving antenna on the leased premises. We as a rental housing owner are allowed to impose reasonable restrictions as a condition of installing such equipment. This addendum contains the restrictions that you and we agree to follow:

1.	Number and size: You may install only one satellite dish or receiving antenna on the leased premises. A satellite dish may not exceed one meter (3.3 ft) in diameter. An antenna may receive but not transmit signals.
2.	Location: Location of the dish or antenna is limited to (1) inside your dwelling, or (2) on your patio/balcony. Installation is not permitted on any parking areas, roof, exterior wall, window, windowsill, fence or common area, or in an area that other residents are allowed to use. A dish or antenna may not protrude beyond the vertical & horizontal space that is leased to you for your exclusive use.
3.	Safety & noninterference: Your installation: (1) must comply with reasonable safety standards; (2) may not interfere with our cable, telephone or electrical systems or those of neighboring properties; (3) may not be connected to our telecommunications systems; and (4) may not be connected to our electrical systems except by plugging into a 110-volt duplex receptacle. If the dish/antenna is placed in a permitted outside area, it must be safely secured by one of two methods: (1) securely attaching it to a portable heavy object such as a small slab of concrete; (2) clamping it to a part of the building’s exterior that lies within your leased premises (such as balcony railings).
4.	Signal transmission from exterior dish or antenna to inter of dwelling: Under FCC order, you may not damage or alter the leased premises and may not drill holes through outside walls, door jams, windowsills, etc.
5.	Workmanship: In order to assure safety, the strength and type of materials used for installation must be approved by us. Installation must be done by a qualified person or company who provides proof of general liability in the amount of $500,000 per occurrence and $1,000,000 general aggregate. Our approval will not be unreasonably withheld.
6.	Maintenance: You will have the sole responsibility for maintaining your dish/antenna and all related equipment.
7.	Removal and damages: You must remove the dish/antenna and other related equipment when you move out of the dwelling. You must pay for any damages and for the cost of repairs/repainting which may be reasonably necessary to restore the leased premises to its condition prior to installation of equipment.

8.	Liability insurance and indemnity: You must take full responsibility for the dish/antenna (including installation) and must provide us with evidence of liability insurance to protect us against claims of personal injury and property damage to others relating to your dish/antenna/ The insurance coverage must be in the amount of $100,000 which is an amount reasonable determined by us to accomplish that purpose. You agree to hold us harmless and indemnify us against any of the above claims by others. We are not responsible for theft of damage to the dish/antenna. Insurance coverage for the installation of the dish/antenna is defined under paragraph 5 of this addendum.
9.	Satellite Dish Security Deposit: A security deposit is required prior to the star of any installation. The deposit of $100.00 will be refunded upon vacating the premises providing there are no damages and the equipment is removed.

You may start installation of your satellite dish or antenna only after you have complied with the above and sign the “Satellite Dish and Antenna Agreement” Failure to notify Management of dish/antenna installation and provide the appropriate documents will result in a $500.00 fine.

Resident acknowledges they have received this information and agrees to comply.

Signature of Lessee	Signature of Lessor (As Agent for Owner)

Date:	Unit #:

TRANSFER CLAUSE

Attached to and Made a Part of Apartment Lease

In the event that the Lessee accepts a new job with a new employer or is transferred by his/her current employer or if the Lessee has a new employer, and the new place of employment is more than fifty (50) miles from the premises leased herein, said Lessee may terminate this Lease upon the following terms and conditions:

1.	This transfer clause may be exercised only after the expiration of the first six months of this lease. This paragraph shall not apply if Lessee has lived at the community for six months or more under a prior lease agreement immediately preceding this current lease agreement.

2.	Lessee must serve a written notice of intent to terminate the lease at least (60) days prior to the last day of the month in which Lessee desires such termination to become effective. Written notice must be accompanied by a letter from the current or new employer of Lessee verifying the transfer.

3.	Simultaneously with written notice, Lessee shall pay as liquidated damages, a sum equal to one month’s rent as well as any concession due per current lease agreement.

4.	Rental payment for the period between the time of service of notice and the desired termination date shall be timely made by the Lessee.

5.	Any security deposit shall not be utilized or applied against payment presented to the above Paragraphs 3 or 4. The security deposit shall be returned after inspection of vacated premises, minus any damages if applicable provided all obligations under the Lease Agreement have been fully performed and possession duly delivered in accordance with the terms of the lease.

All other terms and conditions of the Lease remain in full force and in effect.

Notwithstanding the foregoing, the |ease shall not be terminated and Transfer Clause shall be null and void in the event that (a) Lessee is in default upon the date of notice of intent to terminate or, (b) Lessee is in default of the termination date Specified in such notice.

Signature of Lessee	Signature of Lessor (As Agent for Owner)

Date:	Unit #:

STORAGE UNIT AGREEMENT

Lease Dates:                      to

Name(s):

Address:

Storage #:

Apt #:

This lease is a binding legal document. The Lessee rents from the Landlord the above mentioned storage unit for the term as indicated. The total rent is $         and the Lessee must pay the Landlord rent of $         on the first of the month in advance. The landlord reserves the right to cancel this lease at any time without notice if the Lessee’s account is more than (10) day’s delinquent.

By this agreement, the Landlord is only providing a storage unit. The Landlord does not say or promise anything about the condition of the storage unit. The Landlord is not responsible for damages or injury caused by any defects in the storage.

By signing this agreement, the Lessee and the Landlord acknowledge and agree to be bound by everything it contains.

Signature of Lessee	Signature of Lessor (As Agent for Owner)

Date:	Unit #:

RMK MANAGEMENT COMPANY

SMOKE FREE LEASE ADDENDUM

This is an addendum to the Lease dated                     , by and between RMK Management Company, as Agent for the Owner of                              “Management” and the resident of Apartment No.             , “Resident”.

The parties hereto acknowledge and agree, as follows:

The purpose of this Policy is as follows: (a) reduce the irritation and known health effects caused by second hand smoke; (b) reduce the increased costs for maintenance, cleaning and redecorating caused by smoke; and (c) reduce the risk of fire caused by smoking.

Definition of Smoking:     Smoking is defined as the inhaling, exhaling, breathing or carrying any lighted cigarette, cigar, pipe or any other tobacco product including any other legal or illegal drugs that are inhaled and or exhaled.

Smoke Free Community:     Resident hereby acknowledges that the Apartment Community, including the apartment (which means the Apartment’s interior and exterior, patios and balconies) along with all common areas have been designated as a smoke free living environment. Resident and resident’s guests shall not smoke anywhere on the Apartment building premises including any and all common areas or adjoining grounds at or near the premises.

Resident to Enforce No Smoking Policy:     Resident will inform all guests or invitees of the No Smoking policy and Resident will be responsible for any violations of the No Smoking policy by residents, their guests and or invitees as well as all other rules and regulations of the Apartment Community.

Management Shall Promote the No Smoking Policy:     Management will post No Smoking signs at entrances and exits and common areas of the apartment Community as it sees fit.

Management does not Guarantee a Smoke Free Environment:     Resident acknowledges that Management’s adoption of a Smoke Free Policy does not make Management the guarantor of any Resident’s. health or of the smoke free condition of any Apartment or Common Area of the Apartment Community. Management will take reasonable action to enforce the No Smoking Policy and keep the apartment Community a Smoke Free Environment.

Termination of Lease:     A violation of any of the terms of this Addendum by resident, their guests and or invitees shall constitute a material violation of Resident’s Lease and shall be grounds for termination of Resident’s lease.

Violation Penalties for Residents and Guests and or Invitees:

First Violation:

A Resident or Resident’s Guest and or Invitee smoking outside of an apartment but in a common area of the apartment community will receive a warning. A Resident or Resident’s Guest and or Invitee smoking in an apartment within the apartment community will result in resident being fined in the amount of $250.00.

Second Violation:

A Resident or Resident’s Guest and or Invitee smoking inside an apartment or in any common areas of the apartment Community will result in resident being fined in the amount of $500.00.

Third Violation:

Resident’s lease will be terminated and eviction proceedings will be instituted. The resident shall also reimburse the cost of restoring the apartment to a smoke free condition along with any other expenses incurred by management, as provided by Law, Court rules, Statute or Ordinance.

Disclaimer:     Management specifically disclaims any implied or express warranties that the Apartment Community including the Apartments and common areas will have any higher or improved air quality standards than any other rental property. Management does not warrant or promise that the Apartment Community including the apartments and common areas will be free of second hand smoke. Resident acknowledges that Management’s ability to enforce this Addendum is dependent on the voluntary compliance of the Buildings Resident’s and their Guests and or Invitees.

All fines collected will be donated to the American Cancer Society for the furtherance of cancer research.

Resident’s acknowledge that they have read this Addendum and agree to the terms and conditions contained herein.

Signature of Lessee	Signature of Lessor (As Agent for Owner)

Date:	Unit #:

Apartment Transfer Request Form

Resident information:

Today’s date:              /              /

Your name:

Name(s) of other residents:

Home phone:	Work Phone:

Original move-in date:	Current lease-end date:

Transferring from:	Transferring to:
Apartment number:	Apartment number:
Address:	Address:
City: State: Zip:	City: State: Zip:
Requested move-out date:	Requested move-in date:

Leasing Consultant Assisting you in the transfer process:

Resident Responsibilities:

•

A 30-day notice to vacate and relocate/transfer is required and you must have lived in your current apartment for at least 6- months. Submitting this Request serves as your written notice of intent to vacate your current apartment on the move-out date indicated on this form. If you fail to move out on the agreed upon move-out date, you will assume liability for increased holdover rents and one month’s lease extension in the event of unauthorized holdover.

•	If multiple residents are on the lease, a notice to vacate will need all lease holders signatures to proceed with apartment transfer.
•

If the current lease contract has not expired, there will be a non-refundable apartment transfer fee of $750 plus, submission of a new refundable security deposit and or surety bond is required before your move in date.

•	Once we receive this signed Request, RMK may clean, repair and relet your current apartment for occupancy by a new resident on the day after the move-out date indicated on this form.
•	You must sign a new 12 month lease term for the apartment to which you are moving, no exceptions.

Your move-out inspection is scheduled for:

Resident signature Date	Community Manager Signature Approval Date

*Residents are considered in “good standing” based on rental payment history and community policies compliance.

(OFFICE USE ONLY)

•	Resident in good standing: Y N (rental payment history policy compliance preliminary apartment inspection )
•	Current rent payment (includes all monthly charges, i.e. W/D, pets): $
•	Was an up-front rental concession issued? Y N If yes, specify amount $
•	Refundable security deposit: $
•	Lease transfer fee: $ (if applicable)
•	Credit currently due on account: $
•	Balance/Credit explanation:
•	Balance currently due on account: $
•	Total Due $ . This amount must be paid in full prior to moving.

LEASE CONTRACT UTILITY ADDENDUM FOR

WATER/WASTEWATER METERING AND TRASH REMOVAL ALLOCATION AND BILLING

1.  Your rent payments made under this lease (no matter duration of lease) do not include a payment for water, wastewater or trash removal service. Instead, by this agreement, you (resident) agree to the water/wastewater and trash removal allocation format outlined below. You agree to pay said bill by the date specified on the bill. You agree to submit payment to the address specified on the bill. We (owner) will be responsible for paying the master metered water and wastewater costs as well as the master trash removal bill and will be responsible for paying any penalties, late fees, or interest pertaining to said accounts.

2.  For the duration of your lease we are authorized to allocate a portion of the property’s water/wastewater and trash removal costs using the following format:

•

Your bill for water and wastewater cost will be calculated by recording your usage of water and applying the then current rates for water and wastewater as charged to the property by the local billing authority

•

Your bill for trash removal will be a fixed monthly amount determined by the average monthly trash expense during the proceeding 12 months divided by the number of units on the property. This amount will be adjusted once annually.

3.  The cost of providing water/sewer and trash removal services to the Apartment is considered additional rent. In the event such bill is not paid within 30 days of the due date, such failure to pay, at Management’s election, shall constitute a default under the lease. Outstanding balances will be deducted from Security Deposit at lease termination.

4.  A late fee (which may be changed from time to time) will be added to all delinquent bills and an NSF charge (which may be changed from time to time) will be assessed for any returned checks. A one-time Account Activation fee of $10.00 will be charged to all new accounts.

5.  Resident agrees that an administrative charge (which may be changed from time to time) will be included in the cost of providing, and billing for, water/wastewater and trash removal service to the Apartment.

6.  Month to Month Lease. Resident acknowledges that upon the expiration of their lease, should they elect to continue leasing on a month-to-month basis, they will remain responsible for their water/wastewater and trash removal charges as outlined above.

7.  Management is not liable for any loss or damages Resident incurs as the result of outages, interruptions or fluctuations in utilities provided to Resident’s apartment unless said loss or damage is a direct result of negligence by Management or its Employees.

8.  Residents shall not tamper with, interfere with, adjust or disconnect any water submetering system or device. Violation of this provision is a material breach or default of this Water Metering and Trash Removal Allocation and Billing Lease Addendum and Lease Contract and, as such, entitles Management to exercise all remedies available under said Lease.

9.  The undersigned acknowledge they have read this addendum and accept its conditions.

Signature of Lessee	Signature of Lessor (As Agent for Owner)

Date:	Unit #:

WATER BED ADDENDUM

This rider amends the terms of your Residential Occupancy Agreement (Lease) between the undersigned with respect to                                                                               Apt #

I (We) take full responsibility for all damages to the apartment and surrounding apartments if any should occur as a result of the waterbed.

It is a requirement of the lease that you must carry insurance on your waterbed. In addition, a copy of this policy needs to be attached to the Addendum.

Signature of Lessee	Signature of Lessor (As Agent for Owner)

Date:	Unit #:

GARAGE LEASE AGREEMENT

LESSEE	LESSOR
NAME(s):

APT. NO.	NAME:
ADDRESS OF PREMISES:	ADDRESS:
CITY:	CITY:

Stall #	Year and Make	License Number	Window Sticker #

TO THE RESIDENT: This lease is a binding legal document. By signing it you and the Landlord agree to be bound by everything it contains. Before signing this lease, make sure all the blanks are filled in. Make sure that you understand what the lease means. After you sign the lease, ask for and keep a copy.

1.	DEFINITIONS Throughout this lease
a.	“Landlord” means the owner of and RMK Management Corporation as agent for .
b.	“Resident” means the person(s) who has/have signed this agreement.
c.	“Car” means the car/s listed above.

2.

RENTAL OF PARKING STALL The Resident rents from the Landlord                                  parking stall(s) located in building                      for              months, beginning on                      and ending on                     . The total rent is                      and the Resident must pay the Landlord rent of                      on the first day of each month in advance. The Resident must make the payment to “                                                             ”,                                     ,                                         . Landlord reserves the right to cancel this lease at any time without notice if the Lessee’s account is more than (10) days delinquent.

3.	STORAGE ONLY. This agreement is made so that the Resident can store his car. It is not made for any other purpose. No car or vehicle of any kind may be parked in the building without a parking permit.

4.

WINDOW STICKER. The Landlord will issue the Resident a window sticker to identify the Resident’s car. The Resident will put the sticker on the driver’s side rear window of his car and keep it there as long as this agreement is in effect. The sticker is the Landlord’s property. If the Resident sells or otherwise disposes of his car, the Resident will promptly notify the Landlord of any replacement car. Within a reasonable time, the Landlord will issue a substitute window sticker. The Resident must put this sticker on the driver’s side rear window of his replacement car and keep it there as long as this agreement is in effect. Lost window sticker is $10.00.

5.	RIGHT TO ENTER AND LEAVE The Resident has the right to enter and leave at all times.

6.	PARKING The Resident will keep his car between the lines of stalls and will not park it in the aisles.

7.	REPAIR. Except for emergencies, the Resident may not do any repair work in the garage.

8.	SERVICE The Landlord does not have to provide any kind of service to the Resident or his car.

9.	RESIDENT’S RISK OF LOSS. The car, its accessories and everything in it are stored at the Resident’s own risk.

10.	LANDLORD NOT RESPONSIBLE The Landlord will not be responsible for loss or damage to the car, its accessories or anything in it by any of the following causes:

a. Fire;

b. Theft;

c. Storm;

d. Accident;

e. Acts, or failures to act, by other Residents or other customers of the Landlord; or

f. Any other cause beyond the Landlord’s control.

11.

LANDLORD’S EMPLOYEES. The Landlord’s garage is a self-park garage. The Landlord has not permitted its agents and employees to drive the Resident’s car. The Landlord will not be responsible for anything that happens if its agent or employees drive the Resident’s car.

12.

CONDITION OF GARAGE By this agreement, the Landlord is only providing a parking space. The Landlord does not say or promise anything about the condition of the garage. The Landlord is not responsible for damage or injury caused by any defects in the garage.

13.

NO TRANSFER The Resident will not transfer his rights and obligations under this agreement to anyone else. The Resident will not let anyone else park in his space. The fee for a lost/damaged garage door opener is $50.00.

14.	SIGNATURES READ THIS AGREEMENT BEFORE YOU SIGN IT. I have read this agreement and agree to it. I have received a copy of this agreement.

RESIDENT	LANDLORD RMK Management Corporation As Authorized Agent for

By:
Apartment No. and Telephone

Date	Date